                   SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported):  AUGUST 1, 1994


                        IDB COMMUNICATIONS GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)

                    0-14972                        93-0933098
                  (Commission                   (I.R.S. Employer
                    File No.)                   Identification No.)

  10525 WEST WASHINGTON BOULEVARD, CULVER CITY, CALIFORNIA    90232-1922
          (Address of Principal Executive Offices)            (Zip Code)

                                (213) 870-9000
            (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS.

     IDB Communications Group, Inc., a Delaware corporation ("IDB"), and LDDS Communications, Inc., a Georgia corporation ("LDDS"), have entered into a definitive agreement, a copy of which is filed herewith as Exhibit 2.1 to this Report, providing for the acquisition of IDB by LDDS. The acquisition is structured as a merger of a newly-formed, wholly-owned subsidiary of LDDS into IDB. Under the terms of the agreement, IDB stockholders will receive in the merger a minimum of .450867 LDDS share for each IDB share if LDDS shares are valued at $22 or more, or a maximum of .520231 LDDS share for each IDB share if LDDS shares are valued at $16 or less. The exchange ratio decreases by .001445 LDDS share for every $.125 increase in LDDS share value between $16 and $22.
The transaction will be a tax-free exchange accounted for on a pooling-of-interests basis. Completion of the merger is subject to, among other things, customary closing conditions, approval of the stockholders of IDB and LDDS and certain regulatory approvals. IDB and LDDS issued a joint press release dated August 1, 1994, a copy of which is filed herewith as Exhibit 99.1 to this Report.

      IDB announced its intention to restate its financial results for the quarter ended March 31, 1994 in a press release dated August 1, 1994, a copy of which is filed herewith as Exhibit 99.2 to this Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      None.

(b)  PRO FORMA FINANCIAL INFORMATION.

      None.

(c)  EXHIBITS.


      Exhibit
       NO.                             DESCRIPTION

        2.1 Agreement and Plan of Merger dated August 1, 1994 (Exhibits and Schedules to the Agreement and Plan of Merger dated August 1, 1994 will be furnished supplementally to theSecurities and Exchange Commission upon the request of the Commission)
       99.1          Press Release dated August 1, 1994
       99.2          Press Release dated August 1, 1994

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on August 2, 1994.



                                    IDB COMMUNICATIONS GROUP, INC.



                                     By:     /S/ RUDY WANN
                                        -------------------
                                        Rudy Wann
                                        Vice President and Chief Financial
                                        Officer

Exhibit 2.1



                        AGREEMENT AND PLAN OF MERGER


                                 By and Among

                       IDB COMMUNICATIONS GROUP, INC.,

                                  123 CORP.

                                      and

                          LDDS COMMUNICATIONS, INC.





                                     Dated

                                August 1, 1994

                              TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I       TERMS OF THE MERGER........................................  1
                1.1   The Merger...........................................  1
                1.2   Effective Time.......................................  1
                1.3   Merger Consideration.................................  2
                1.4   Stockholders' Rights upon Merger.....................  3
                1.5   Surrender and Exchange of Shares.....................  3
                1.6   Options..............................................  3
                1.7   Certificate of Incorporation.........................  4
                1.8   Bylaws...............................................  4
                1.9   Directors and Officers...............................  4
                1.10  Other Effects of Merger..............................  4
                1.11  Registration Statement; Prospectus/Joint Proxy
                      Statement............................................  4
                1.12  Tax-Free Reorganization..............................  6
                1.13  Additional Actions...................................  6

ARTICLE II      REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
                      OF TARGET............................................  6
                2.1   Organization and Good Standing.......................  6
                2.2   Capitalization.......................................  7
                2.3   Subsidiaries.........................................  7
                2.4   Authorization; Binding Agreement.....................  8
                2.5   Governmental Approvals...............................  8
                2.6   No Violations........................................  8
                2.7   Securities Filings and Litigation....................  9
                2.8   Target Financial Statements.........................  10
                2.9   Absence of Certain Changes or Events................  10
                2.10  Compliance with Laws................................  11
                2.11  Permits.............................................  11
                2.12  Finders and Investment Bankers......................  11
                2.13  Contracts...........................................  11
                2.14  Employee Benefit Plans..............................  12
                2.15  Taxes and Returns...................................  14
                2.16  Liabilities.........................................  15
                2.17  Environmental Matters...............................  15
                2.18  Intellectual Property...............................  16
                2.19  Real Estate.........................................  16
                2.20  Corporate Records...................................  16
                2.21  Title to and Condition of Personal Property.........  17
                2.22  No Adverse Actions..................................  17
                2.23  Labor Matters.......................................  17
                2.24  Insurance...........................................  18
                2.25  Fairness Opinions...................................  18
                2.26  SCI Relationship....................................  18
                2.27  Disclosure..........................................  18

ARTICLE III     REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
                THE COMPANY AND ACQUISITION SUBSIDIAR.....................  18
                3.1   Organization and Good Standing......................  18
                3.2   Capitalization......................................  19
                3.3   Subsidiaries........................................  19


                                       (i)

                3.4   Authorization; Binding Agreement....................  20
                3.5   Governmental Approvals..............................  20
                3.6   No Violations.......................................  20
                3.7   Securities Filings and Litigation...................  21
                3.8   Company Financial Statements........................  22
                3.9   Absence of Certain Changes or Events................  22
                3.10  Compliance with Laws................................  23
                3.11  Permits.............................................  23
                3.12  Finders and Investment Bankers......................  23
                3.13  Contracts...........................................  23
                3.14  Employee Benefit Plans..............................  24
                3.15  Taxes and Returns...................................  25
                3.16  Liabilities.........................................  25
                3.17  Environmental Matters...............................  26
                3.18  Intellectual Property...............................  26
                3.19  Corporate Records...................................  26
                3.20  Title to and Condition of Property..................  26
                3.21  No Adverse Actions..................................  27
                3.22  Labor Matters.......................................  27
                3.23  Insurance...........................................  27
                3.24  Fairness Opinion....................................  28
                3.25  Disclosure..........................................  28

ARTICLE IV      ADDITIONAL COVENANTS OF TARGET............................  28
                4.1   Conduct of Business of Target and Target
                      Subsidiaries........................................  28
                4.2   Notification of Certain Matters.....................  31
                4.3   Access and Information..............................  31
                4.4   Stockholder Approval................................  32
                4.5   Reasonable Business Efforts.........................  32
                4.6   Public Announcements................................  32
                4.7   Compliance..........................................  32
                4.8   Benefit Plans.......................................  33
                4.9   No Inconsistent Activities..........................  33
                4.10  Securities and Stockholder Materials................  33
                4.11  Tax Opinion Certification...........................  33
                4.12  Pooling of Interests................................  33
                4.13  Resignation of Directors and Officers...............  34
                4.14  Noncompete and Confidentiality Agreements...........  34
                4.15  Affiliate Agreements................................  34
                4.16  Options.............................................  34

ARTICLE V       ADDITIONAL COVENANTS OF THE COMPANY.......................  34
                5.1   Conduct of Business of the Company and the Company
                      Subsidiaries........................................  34
                5.2   Notification of Certain Matters.....................  37
                5.3   Access and Information..............................  37
                5.4   Shareholder Approval................................  37
                5.5   Reasonable Business Efforts.........................  37
                5.6   Public Announcements................................  38
                5.7   Compliance..........................................  38
                5.8   SEC and Shareholder Filings.........................  38
                5.9   Board Representation................................  38



                                      (ii)

                5.10  Benefit Plans.......................................  39
                5.11  Pooling of Interests................................  39
                5.12  Directors' and Officers' Indemnification............  39

ARTICLE VI      CONDITIONS................................................  40
                6.1   Conditions to Each Party's Obligations..............  40
                      6.1.1  Stockholder Approval.........................  40
                      6.1.2  No Injunction or Action......................  40
                      6.1.3  Governmental Approvals.......................  40
                      6.1.4  HSR Act......................................  41
                      6.1.5  Required Consents............................  41
                      6.1.6  Registration Statement.......................  41
                      6.1.7  Blue Sky.....................................  41
                      6.1.8  Pooling Treatment............................  41
                      6.1.9  Tax Opinion..................................  42
                      6.1.10 Lenders' Consent.............................  42
                6.2   Conditions to Obligations of Target.................  42
                      6.2.1 Company Representations and Warranties........  42
                      6.2.2 Performance by the Company....................  42
                      6.2.3 No Material Adverse Change....................  42
                      6.2.4 Certificates and Other Deliveries.............  43
                      6.2.5 Opinion of Company Counsel....................  43
                      6.2.6 Fairness Opinions.............................  43
                      6.2.7 Quotation of Company Stock....................  43
                      6.2.8 Comfort Letters...............................  43
                6.3   Conditions to Obligations of the Company............  43
                      6.3.1 Target Representations and Warranties.........  44
                      6.3.2 Performance by Target.........................  44
                      6.3.3 No Material Adverse Change....................  44
                      6.3.4 Certificates and Other Deliveries.............  44
                      6.3.5 Opinion of Target Counsel.....................  44
                      6.3.6 Fairness Opinion..............................  44
                      6.3.7 Comfort Letters...............................  45
                      6.3.8 SCI Acquisition...............................  45
                      6.3.9 Termination and Severance.....................  45
                6.4   Accounting Contingency..............................  45

ARTICLE VII     TERMINATION AND ABANDONMENT...............................  46
                7.1   Termination.........................................  46
                7.2   Procedure and Effect of Termination.................  47

ARTICLE VIII    MISCELLANEOUS.............................................  48
                8.1   Confidentiality.....................................  48
                8.2   Amendment and Modification..........................  49
                8.3   Waiver of Compliance; Consents......................  49
                8.4   Survival of Representations and Warranties..........  49
                8.5   Survival of Covenants...............................  49
                8.6   Notices.............................................  49
                8.7   Binding Effect; Assignment..........................  50
                8.8   Expenses; Time of Payment...........................  50
                8.9   Governing Law.......................................  50
                8.10  Counterparts........................................  50
                8.11  Interpretation......................................  51

                                      (iii)

                8.12  Entire Agreement....................................  51
                8.13  Materiality.........................................  51
                8.14  Severability........................................  51


                                      (iv)

                              LIST OF EXHIBITS

EXHIBIT                             DESCRIPTION

1.1                           Form of Delaware Certificate of Merger

2.1                           Target Jurisdictions of Organization and
                              Qualification

2.2                           Rights to Purchase Target Stock

2.3(a)                        Target Ownership Interests

2.3(b)                        Target Restrictions as to Capital Stock and Other
                              Interests Held

2.3(c)                        Exceptions as to Target Subsidiary Securities

2.3(d)                        Rights with respect to Target Subsidiary
                              Securities

2.5                           Regulatory Consents

2.6                           Target Required Approvals

2.7                           Target Litigation

2.9                           Target Subsequent Events

2.13                          Target Material Contracts

2.14(a)                       Target Employee Benefit Plans

2.14(b)                       Plan Contribution Deductibility Exceptions

2.14(c)                       Restrictions on Plan Amendment or Termination

2.14(d)                       Severance Obligations

2.15                          Target Tax Matters

2.16                          Target Obligations

2.17                          Target Environmental Matters

2.18                          Target Intellectual Property

2.19(a)                       Target Owned Real Property

2.19(b)                       Target Leased Real Property

2.20                          Target Records Off Premises

2.23                          Target Labor Matters


                                       (v)

2.26                          SCI Agreements

3.1                           Company Jurisdictions of Organization and
                              Qualification

3.2                           Rights to Purchase Company Stock

3.15                          Company Tax Matters

4.8                           Target Benefit Plan Grants

4.15                          Form of Target Affiliate Agreement

6.2.5                         Opinion of Counsel to the Company

6.3.5                         Opinion of Counsel to Target





                                      (vi)

                         GLOSSARY OF DEFINED TERMS

Term                                                                 Page Where
- - ----                                                                   Defined
                                                                       -------

Accounting Contingency......................................................46
Acquisition Subsidiary.......................................................1
Active Company Subsidiaries.................................................18
Affiliate...................................................................51
Agreement....................................................................1
Alternative Transaction.....................................................47
Benefit Plan................................................................12
Certificate of Merger........................................................1
Certificates.................................................................3
Claim Notice................................................................16
Closing......................................................................1
Closing Date.................................................................1
Code.........................................................................6
Company......................................................................1
Company Benefit Plan........................................................24
Company Financial Statements................................................22
Company Material Adverse Effect.............................................19
Company Material Contract...................................................23
Company Modified Representation.............................................42
Company Nonmodified Representation..........................................42
Company Permits.............................................................23
Company Preferred Stock.....................................................19
Company Securities Filings..................................................21
Company Stock................................................................2
Company Subsidiaries........................................................18
Consent......................................................................8
Credit Agreement............................................................19
Delaware Code................................................................1
Effective Time...............................................................1
Enforceability Exceptions....................................................8
Environmental Laws..........................................................15
ERISA.......................................................................12
Event.......................................................................10
Exchange Agent...............................................................3
Exchange Ratio...............................................................2
Final Order.................................................................41
Governmental Authority.......................................................8
HSR Act......................................................................8
Intellectual Property.......................................................16
IRS.........................................................................12
Law..........................................................................9
Litigation...................................................................9
Merger.......................................................................1
Merger Consideration.........................................................2
NASD.........................................................................8
Note Agreements.............................................................19
Person......................................................................51


                                      (vii)

Prospectus/Joint Proxy Statement.............................................4
Registration Statement.......................................................4
Relevant Statements.........................................................45
SCI.........................................................................18
SCI Acquisition Agreement...................................................45
SCI Agreement...............................................................18
SEC..........................................................................4
Securities Act...............................................................4
Securities Exchange Act......................................................4
Share Value..................................................................2
Significant Acquisition.....................................................36
Subsequent Periodic Filings.................................................32
Subsidiary..................................................................51
Surviving Corporation........................................................1
Surviving Corporation Common Stock...........................................3
Surviving Corporation Material Adverse Effect...............................41
Target.......................................................................1
Target Ancillary Agreements..................................................8
Target Common Stock..........................................................2
Target Financial Statements.................................................10
Target Material Adverse Effect...............................................6
Target Material Contract....................................................11
Target Modified Representation..............................................44
Target Nonmodified Representation...........................................44
Target Notes.................................................................7
Target Options...............................................................3
Target Permits..............................................................11
Target Preferred Stock.......................................................7
Target Real Property Leases.................................................16
Target Securities Filings....................................................9
Target Shares................................................................2
Target Subsidiaries..........................................................6
Target Tax Opinion Certificate..............................................33
Tax.........................................................................14


                                     (viii)

                      AGREEMENT AND PLAN OF MERGER
- - --------------------------------------------------

      This Agreement and Plan of Merger (the "AGREEMENT") is made as of August 1, 1994, by and among LDDS Communications, Inc., a Georgia corporation (the "COMPANY"), 123 Corp., a Delaware corporation and wholly owned subsidiary of the Company ("ACQUISITION SUBSIDIARY"), and IDB Communications Group, Inc., a Delaware corporation ("TARGET").

                                  RECITALS

      A. The respective Boards of Directors of Target, Acquisition Subsidiary and the Company have approved the merger (the "MERGER") of Acquisition Subsidiary with and into Target in accordance with the laws of the State of Delaware and the provisions of this Agreement.

      B. Target, Acquisition Subsidiary and the Company desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I
                             TERMS OF THE MERGER

      1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "DELAWARE CODE"). At the Effective Time (as defined in SECTION 1.2, below), upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into Target in accordance with the Delaware Code and the separate existence of Acquisition Subsidiary shall thereupon cease, and Target, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of the Company. The parties shall prepare and execute a certificate of merger in substantially the form attached hereto as EXHIBIT 1.1 (the "CERTIFICATE OF MERGER") in order to comply in all respects with the requirements of the Delaware Code and with the provisions of this Agreement.

      1.2 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. Target and the Company shall agree upon the time of such filing and the place where the closing of the Merger (the "CLOSING") shall occur. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is herein referred to as the "CLOSING DATE."

      1.3 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, each issued and outstanding share ("TARGET SHARES") of common stock, par value $.01 per share, of Target (the "TARGET COMMON STOCK") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, and there shall be paid and issued as hereinafter provided in exchange for the Target Shares, the following consideration (the "MERGER CONSIDERATION"): (a) if the Share Value (as hereinafter defined) is $16.00 or lower, .520231 of a share of the common stock of the Company, par value $.01 per share (the "COMPANY STOCK"); (b) if the Share Value is $22.00 or greater, .450867 of a share of Company Stock; or (c) if the Share Value is greater than $16.00 but lower than $22.00, that portion of a share of Company Stock set forth next to the applicable Share Value listed below (provided that if the Share Value falls between any two of the Share Values listed below, the portion of a share of Company Stock shall be that applicable to the lower of the two Share Values). The applicable exchange ratio determined pursuant to the foregoing is herein referred to as the "EXCHANGE RATIO."


- - --------------------------------------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------------------------------------
               Portion of Share                       Portion of Share                        Portion of Share
Share Value    of Company Stock     Share Value       of Company Stock       Share Value      of Company Stock
- - --------------------------------------------------------------------------------------------------------------
$22.000          0.450867           $20.000              0.473988           $18.000              0.497110
$21.875          0.452312           $19.875              0.475434           $17.875              0.498555
$21.750          0.453757           $19.750              0.476879           $17.750              0.500000
$21.625          0.455202           $19.625              0.478324           $17.625              0.501445
$21.500          0.456647           $19.500              0.479769           $17.500              0.502890
$21.375          0.458092           $19.375              0.481214           $17.375              0.504335
$21.250          0.459538           $19.250              0.482659           $17.250              0.505780
$21.125          0.460983           $19.125              0.484104           $17.125              0.507225
$21.000          0.462428           $19.000              0.485549           $17.000              0.508671
$20.875          0.463873           $18.875              0.486994           $16.875              0.510116
$20.750          0.465318           $18.750              0.488439           $16.750              0.511561
$20.625          0.466763           $18.625              0.489884           $16.625              0.513006
$20.500          0.468208           $18.500              0.491329           $16.500              0.514451
$20.375          0.469653           $18.375              0.492775           $16.375              0.515896
$20.250          0.471098           $18.250              0.494220           $16.250              0.517341
$20.125          0.472543           $18.125              0.495665           $16.125              0.518786
                                                                            $16.000              0.520231


- - --------------------------------------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------------------------------------




            For purposes hereof, the "SHARE VALUE" shall be an amount equal to the average closing trade price of the Company Stock for the thirty (30) consecutive trading days prior to the date three (3) business days prior to the Closing Date as reported on the Nasdaq Stock Market.

            No fractional shares of the Company Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of the Company. In lieu thereof, any person who would otherwise be entitled to a fractional share of the Company Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction (rounded down to the nearest hundredth of a share) multiplied by the Share Value.

            Each share of Target Common Stock held in the treasury of Target or by a wholly owned subsidiary of Target shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Target of any of the Target Shares.

            Subject to the provisions of this Agreement, at the Effective Time, the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

            1.4 STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented Target Shares (the "CERTIFICATES") shall cease to represent any rights with respect thereto, and, subject to applicable Law (as hereinafter defined) and this Agreement, shall only represent the right to receive the Merger Consideration and the amount of cash, if any, payable in lieu of fractional shares of the Company Stock into which their Target Shares have been converted pursuant to this Agreement. Target represents and warrants that the holders of the Target Shares are not entitled to appraisal rights under applicable Law or the Certificate of Incorporation of Target, provided the conditions of Section 262(b)(1) of the Delaware Code are satisfied and the provisions of Section 262(b)(2) of the Delaware Code are not applicable.

            1.5   SURRENDER AND EXCHANGE OF SHARES.  After the Effective
Time, each holder of a Target Share shall surrender and deliver the Certificates to First Union National Bank of North Carolina or such other bank or trust company as may be designated by the Company (the "EXCHANGE AGENT") together with a duly completed and executed transmittal letter provided by the Exchange Agent. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of the Company Stock to which such holder is entitled pursuant to this Agreement plus any cash payable in lieu of fractional shares. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of the Company Stock into which the Target Shares have been converted pursuant to this Agreement, plus any cash payable in lieu of fractional shares; PROVIDED, HOWEVER, that no dividends or other distributions, if any, in respect of the shares of the Company Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of the Company Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote the Company Stock until such Certificates are exchanged pursuant to this Agreement.

            1.6 OPTIONS. At the Effective Time, the Company shall cause each holder of a then-outstanding and unexercised option or warrant exercisable for shares of Target Common Stock ("TARGET OPTIONS") to receive, by virtue of the Merger and without any action on the part of the holder thereof, options or warrants exercisable for shares of Company Stock having the same terms and conditions as the Target Options except that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio. The Company acknowledges that at the Effective Time, all such options shall be vested and exercisable to the extent provided in the Target Options or, subject to the provisions of this Agreement, applicable employment agreements. The Company shall file or cause to be filed all registration statements on Form S-8 or other appropriate form and all other registrations and qualifications as may be necessary in connection with the sale of Company Stock contemplated by such Target Options subsequent to the Effective Time.

            1.7 CERTIFICATE OF INCORPORATION. At and after the Effective Time, the Certificate of Incorporation of Target shall be the Certificate of Incorporation of the Surviving Corporation (subject to any subsequent amendment).

            1.8 BYLAWS. At and after the Effective Time, the Bylaws of Target shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

            1.9 DIRECTORS AND OFFICERS. At and after the Effective Time, until their successors are duly elected or appointed, the directors and the officers of the Surviving Corporation shall be as follows:

                 DIRECTORS              OFFICERS

               Carl J. Aycock        Bernard J. Ebbers - President
               Bernard J. Ebbers     Charles T. Cannada - Secretary and
                                     Treasurer

            1.10 OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Delaware Code.

            1.11  REGISTRATION STATEMENT; PROSPECTUS/JOINT PROXY STATEMENT.

            (a) For the purposes of (i) registering the issuance of the Company Stock to holders of the Target Shares in connection with the Merger with the Securities and Exchange Commission ("SEC") under the Securities Act of
1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), and complying with applicable state securities laws, and (ii) holding the meeting of Target stockholders to vote upon the adoption of this Agreement, the Company and Target will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "REGISTRATION STATEMENT"), including a prospectus/joint proxy statement satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "SECURITIES EXCHANGE ACT"). Such prospectus/joint proxy statement in the form mailed by Target and the Company to their respective stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "PROSPECTUS/JOINT PROXY STATEMENT."

            (b) Target will furnish the Company with such information concerning Target and its subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to Target and its subsidiaries, to comply with applicable Law. None of the information relating to Target and its subsidiaries supplied by Target for inclusion in the Prospectus/Joint Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Target agrees promptly to advise the Company if at any time prior to the respective meetings of stockholders of Target or the Company any information provided by it in the Prospectus/Joint Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Target will furnish the Company with such supplemental information as may be necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to Target and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Target or the Company.

            (c) The Company will furnish Target with such information concerning the Company and its subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable Law. None of the information relating to the Company and its subsidiaries supplied by the Company for inclusion in the Prospectus/Joint Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees promptly to advise Target if at any time prior to the respective meetings of stockholders of Target or the Company any information provided by it in the Prospectus/Joint Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Target with the information needed to correct such inaccuracy or omission. The Company will furnish Target with such supplemental information as may be necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable Law after the mailing thereof to stockholders of Target or the Company.

            (d) The Company, as promptly as practicable, will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities laws. Target authorizes the Company to utilize in the Registration Statement and in all such state filed materials, the information concerning Target and its subsidiaries provided to the Company in connection with, or contained in, the Prospectus/Joint Proxy Statement. The Company promptly will advise Target when the Registration Statement has become effective and of any supplements or amendments thereto, and the Company will furnish Target with copies of all such documents. Target shall not distribute any written material that would constitute, as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, a "prospectus" relating to the Merger or the Company Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of the Company.

            1.12 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE").

            1.13  ADDITIONAL ACTIONS.  If, at any time after the Effective
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or Target or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or Target, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or Target, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                  ARTICLE II
         REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF TARGET

            Except as expressly set forth in the Exhibits attached hereto, and subject to SECTION 6.4, Target represents, warrants and/or covenants to and with the Company as follows:

            2.1 ORGANIZATION AND GOOD STANDING. Target and each of its subsidiaries (which subsidiaries are listed on EXHIBIT 2.1 attached hereto and are herein referred to as the "TARGET SUBSIDIARIES") is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Target and each of the Target Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not or would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of Target and the Target Subsidiaries taken as a whole ("TARGET MATERIAL ADVERSE EFFECT;" it being understood and expressly acknowledged by the Company that, for any and all purposes of this Agreement, under no circumstances shall any event, condition or fact to the extent relating to, attributable to or otherwise arising out of the Accounting Contingency (as defined in SECTION 6.4 hereof), or any action or other event or matter to the extent permitted or contemplated by the provisions of this Agreement, constitute, or be deemed to have caused, a Target Material Adverse Effect). EXHIBIT 2.1 attached hereto contains a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of Target and the Target Subsidiaries as of the date of this Agreement. Target has heretofore made available to the Company accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Target and each of the Target Subsidiaries.

            2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Target consists of 200,000,000 shares of Target Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "TARGET PREFERRED STOCK"). As of the date immediately prior to the date hereof, (a) 74,193,124 shares of Target Common Stock were issued and outstanding, (b) no shares of Target Common Stock were issued and held in the treasury of Target, and (c) no shares of Target Preferred Stock were issued or outstanding. No other capital stock of Target is authorized or issued. All issued and outstanding shares of the Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. Except as set forth on EXHIBIT 2.2 attached hereto, as of the date of this Agreement, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Target and, except for the $195,500,000 aggregate principal amount of 5% Convertible Subordinated Notes due March 15, 2003, issued by Target (the "TARGET NOTES"), there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Target and the Target Subsidiaries or the ownership thereof other than those, if any, imposed pursuant to the rights, subscriptions, warrants, puts, calls, options and other agreements listed in EXHIBIT 2.2 attached hereto or pursuant to the Securities Act, the Securities Exchange Act, applicable state securities laws or other applicable Law.

            2.3 SUBSIDIARIES. EXHIBIT 2.3(a) attached hereto sets forth the name and percentages of outstanding capital stock or other interest held, directly or indirectly, by Target, with respect to each Target Subsidiary. Except as set forth on EXHIBIT 2.3(b) attached hereto, all of the capital stock and other interests of the Target Subsidiaries so held by Target are owned by it or a Target Subsidiary as indicated on said EXHIBIT 2.3(a), free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. Other than the capital stock or other interests held by Target in the Target Subsidiaries and the investment securities as set forth on
EXHIBIT 2.3(a) attached hereto, neither Target nor any Target Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign, and is not a partner or member in or subject to any joint venture, partnership, limited liability company or other arrangement or contract that is treated as a partnership for federal income tax purposes. Except as set forth on EXHIBIT 2.3(c) attached hereto, all of the outstanding shares of capital stock in each of the Target Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. Except as set forth on EXHIBIT 2.3(d) attached hereto, there are no irrevocable proxies or similar obligations with respect to such capital stock of the Target Subsidiaries and no equity securities or other interests of any of the Target Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Target Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Target Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

            2.4 AUTHORIZATION; BINDING AGREEMENT. Target has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the

Target Tax Opinion Certificate (as hereinafter defined) and the Certificate of Merger (the "TARGET ANCILLARY AGREEMENTS") and the consummation of the Merger have been duly and validly authorized by Target's Board of Directors and, subject to compliance with the fiduciary duties of Target's directors under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, no other corporate proceedings on the part of Target or any Target Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Target Ancillary Agreements or to consummate the Merger (other than the adoption of this Agreement by the stockholders of Target in accordance with the Delaware Code and the Certificate of Incorporation and Bylaws of Target). This Agreement has been duly and validly executed and delivered by Target and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Target Ancillary Agreements will constitute, the legal, valid and binding agreements of Target, enforceable against Target in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS").

            2.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT"), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of Target or any of the Target Subsidiaries is required in connection with the execution or delivery by Target of this Agreement and the Target Ancillary Agreements or the consummation by Target of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware Code, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. ("NASD"), (iii) Consents from or with Governmental Authorities set forth on EXHIBIT 2.5 attached hereto,
(iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), and (v) those Consents that, if they were not obtained or made, do not or would not have a Target Material Adverse Effect or materially and adversely affect the ability of Target to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

            2.6 NO VIOLATIONS. The execution and delivery of this Agreement and the Target Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Target with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Target or any of the Target Subsidiaries, (ii) except as set forth on EXHIBIT 2.6 attached hereto, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required by Target or any Target Subsidiary, as applicable) under any of the terms, conditions or provisions of any Target Material Contract (as hereinafter defined) or other obligation to which Target or any Target Subsidiary is a party or by which any of them or any of their properties or assets may be bound,
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Target or any Target Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 2.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("LAW") currently in effect to which Target or any Target Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect.

            2.7 SECURITIES FILINGS AND LITIGATION. Target has made available to the Company true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1991, 1992 and 1993, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of Target and the Target Subsidiaries since January 1, 1991, and on or before the date hereof, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Target with the SEC since January 1, 1991, and on or before the date hereof. The reports and statements set forth in clauses (i) through (iii), above are referred to collectively herein as the "TARGET SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Target Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Target Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Target Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Target Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Target Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. As of the date of this Agreement, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("LITIGATION") pending or, to the knowledge of Target, threatened against Target or any Target Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or otherwise relating to Target, any Target Subsidiary or the securities of any of them, or any properties or rights of Target or any of the Target Subsidiaries, other than as set forth in EXHIBIT
2.7 attached hereto or in a Target Securities Filing, or such as are not presently expected by the management of Target, in the reasonable exercise of its judgment as advised by counsel, to have a Target Material Adverse Effect.
No event has occurred as a consequence of which Target would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC.

            2.8 TARGET FINANCIAL STATEMENTS. The consolidated balance sheets as of December 31, 1993, 1992 and 1991, and the consolidated income statements and consolidated statements of stockholders' equity and of cash flows for the fiscal years then ended and the consolidated balance sheet, consolidated income statement and consolidated statements of stockholders' equity and of cash flows at and for the period ended March 31, 1994 of Target and the Target Subsidiaries included, in each case, in the Target Securities Filings (the "TARGET FINANCIAL
STATEMENTS") have been provided to the Company.  The Target Financial
Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Target and the Target Subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Target and the Target Subsidiaries on a consolidated basis) the financial condition and assets and liabilities or the results of operations of Target and the Target Subsidiaries as of the dates and for the periods indicated on a consolidated basis. Except as reflected in the Target Financial Statements, as of their respective dates, neither Target nor any Target Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Target Financial Statements.
Target shall provide to the Company as promptly as practicable copies of the consolidated balance sheets, consolidated income statements and consolidated statements of stockholders' equity and of cash flows of Target and the Target Subsidiaries (a) for any fiscal quarter or year ending after March 31, 1994, which quarterly or annual statements shall be prepared in conformity with generally accepted accounting principles applicable to the business of Target and the Target Subsidiaries (except to the extent necessary to comply with the requirements of the SEC applicable to the financial statements to be included in Target's Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K under the Securities Exchange Act, as applicable), and (b) as and to the extent prepared in the ordinary course for Target's internal management purposes, for any month ending after March 31, 1994 (together with supporting consolidating financial statements), which monthly statements shall be prepared in conformity with Target's past practices with regard thereto, and shall fairly present the financial condition and assets and liabilities or the results of operations of Target and the Target Subsidiaries as of the dates and for the periods indicated. The Company acknowledges that the interim financial statements referred to in clause (b) above will not include any footnotes and will be subject to adjustment in the ordinary course.

            2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Target Securities Filings or in EXHIBIT 2.9 attached hereto, since December 31, 1993, through the date of this Agreement, there has not been: (i) any event, occurrence, fact, condition, change, development or effect
("EVENT") that has had or would have a Target Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to Target or a Target Subsidiary) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Target or any Target Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of Target or any Target Subsidiary (except to Target or a Target Subsidiary); (iv) other than in the ordinary course or in an amount not in excess of $500,000 individually or $2,000,000 in the aggregate, any investment of a capital nature by Target or any Target Subsidiary by the purchase of any property or assets; (v) any acquisition (by merger, consolidation or acquisition of stock or assets) of any person or business; (vi) any sale, disposition or other transfer of assets or properties of Target or any Target Subsidiary having a net book value in excess of $500,000 individually or $2,000,000 in the aggregate; (vii) any material change in accounting methods or practices or any change in depreciation or amortization policies or rates of depreciation or amortization applicable to Target or any Target Subsidiary; (viii) any agreement by Target or any Target Subsidiary to take any action that would require Target or a Target Subsidiary to violate SECTION 4.1 of this Agreement; or (ix) any failure by Target or any Target Subsidiary to conduct its business in the ordinary course consistent with past practice.

            2.10  COMPLIANCE WITH LAWS.  The business of Target and each
Target Subsidiary has been operated in compliance with all Laws and all tariffs, rules and regulations of local exchange carriers and inter-exchange carriers applicable thereto, except for any instances of non-compliance which do not or would not have a Target Material Adverse Effect. Without limiting the generality of the foregoing, neither Target nor any Target Subsidiary has engaged in carrying transit or indirect traffic in violation of applicable Laws which violation would have a Target Material Adverse Effect.

            2.11 PERMITS. (i) Target and the Target Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "TARGET PERMITS"), (ii) neither Target nor any Target Subsidiary is in violation of any Target Permit, and (iii) no proceedings are pending or, to the knowledge of Target, threatened, to revoke or limit any material Target Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not or would not have a Target Material Adverse Effect.

            2.12 FINDERS AND INVESTMENT BANKERS. Neither Target nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than Hambrecht & Quist Incorporated and Chemical Securities, Inc. pursuant to certain agreements, accurate and complete copies of which have been provided to the Company.

            2.13 CONTRACTS. Except as set forth in EXHIBIT 2.13 attached hereto, neither Target nor any Target Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal described in the following sentence ("TARGET MATERIAL CONTRACT") that is not described in or filed as an exhibit to any Target Securities Filing as required by the Securities Act or the Securities Exchange Act, as the case may be. For purposes of this SECTION
2.13, a Target Material Adverse Contract shall be a note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal required to be described in or filed as an exhibit to any document filed under the Securities Act or the Securities Exchange Act or (other than customer and supplier contracts terminating or terminable, without penalty in excess of $10,000, on or before December 31, 1994) with respect to which the financial obligation of Target or a Target Subsidiary thereunder or applicable to the assets or properties of Target or a Target Subsidiary exceeds $2,500,000 after December 31, 1994, but during the term thereof. Target has made available to the Company true and accurate copies of the Target Material Contracts. As of the date of this Agreement and to Target's knowledge, all such Target Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. As of the date of this Agreement, except as set forth in EXHIBIT
2.6 attached hereto and for such as do not or would not have a Target Material Adverse Effect, (i) no Consent of any person is needed in order that each such Target Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger, and (ii) except for such as do not or would not have a Target Material Adverse Effect, neither Target nor any Target Subsidiary is in violation or breach of or default under any such Target Material Contract, nor to Target's knowledge is any other party to any such Target Material Contract in violation or breach of or default under any such Target Material Contract.

            2.14 EMPLOYEE BENEFIT PLANS. Except as set forth in EXHIBIT 2.14(a) or EXHIBIT 2.14(d) attached hereto, there are no Benefit Plans (as defined below) maintained or contributed to by Target or any member of Target's controlled group under which Target, a Target Subsidiary or the Surviving Corporation could incur any material liability. A "BENEFIT PLAN" shall constitute (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of Target or any Target Subsidiary or their beneficiaries or dependents,
(b) a multi-employer plan as defined in Section 3(37) of ERISA, or (c) a multiple employer plan as defined in Section 413 of the Code.

            With respect to each Benefit Plan (where applicable): Target has made available to the Company complete and accurate copies of (i) all plan and trust texts and agreements, material insurance contracts and other material funding arrangements; (ii) annual reports on the Form 5500 series for the last year; (iii) financial statements and/or annual and periodic accountings of plan assets for the last year; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"); (v) actuarial valuations for the last year; and (vi) the most recent summary plan description as defined in ERISA.

            Except as set forth in EXHIBIT 2.14(b) attached hereto, with respect to each Benefit Plan while maintained or contributed to by Target or a Target Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code
Section 501(a) and nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) such Benefit Plan has been administrated in substantial accordance with its terms and applicable Laws; (iii) to the knowledge of the Target, no event has occurred and there exist no circumstances under which Target, a Target Subsidiary or the Surviving Corporation would incur liability under ERISA, the Code or otherwise in addition to the payment of nondelinquent benefits, contributions and expenses currently contemplated by such Benefit Plans; (iv) no accumulated funding deficiency as defined in Code
Section 412 has occurred or exists; (v) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (vi) no reportable event as defined in Section 4043 of ERISA has occurred (excluding events for which the 30-day notice requirement has been waived); (vii) all contributions and premiums due have fully been made and paid on a timely basis; and (viii) all contributions made or required to be made under any Benefit Plan intended to be deductible meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the books of Target, except in the cases of clauses (iii)-(viii), above, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect.

            Neither Target nor any Target Subsidiary has any material liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under Title IV of ERISA for a complete or partial withdrawal from any multi-employer plan by any member of a controlled group of employers (as used in ERISA) of which Target is or was a member.

            With respect to each Benefit Plan which is subject to Title IV of
ERISA: (i) except as disclosed in the Target Financial Statements (or footnotes thereto), as of the Effective Time, the market value of its assets (exclusive of any contribution due to such Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial evaluation date for such plan (but not earlier than 12 months prior to the date hereof), and since the last evaluation date, there have been no amendments to such plans that materially increase the present value of actuarial benefits nor any other material adverse changes in the funding status of such plan, and (ii) neither Target nor any Target Subsidiary has incurred nor is expected to incur any actual or contingent liability arising from a partial or complete plan termination, except in each case, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect.

            With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as required by applicable Law) is set forth in the Target Financial Statements (or footnotes thereto) to the extent required to be so set forth by applicable accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) except as set forth in
EXHIBIT 2.14(c) attached hereto, no express term or provision of any such plan prohibits the amendment or termination thereof; and (iv) Target and the Target Subsidiaries have complied with Code Section 4980B, except, in each case, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect.

            Except as contemplated by SECTIONS 1.6, 4.1 AND 4.8 hereof and as set forth in EXHIBIT 2.14(d) attached hereto, the consummation of the Merger will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

            2.15  TAXES AND RETURNS.  (a)  Except as disclosed in EXHIBIT
2.15 attached hereto, Target and each of the Target Subsidiaries has timely filed, or caused to be timely filed, all federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it, and has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, including any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "TAX"), required to be paid or withheld, other than such Taxes for which adequate reserves in the Target Financial Statements have been established and which are being contested in good faith. Except as set forth in EXHIBIT 2.15 attached hereto, there are no claims or assessments pending against Target or any Target Subsidiary for any alleged deficiency in any Tax, and Target does not know of any threatened Tax claims or assessments against

Target or any Target Subsidiary (other than those for which adequate reserves in the Target Financial Statements have been established). Neither Target nor any Target Subsidiary has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. Except as set forth in EXHIBIT
2.15 attached hereto, neither Target nor any of the Target Subsidiaries has made an election under Section 338 of the Code or has taken any action that would result in any tax liability of Target or any of the Target Subsidiaries as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in EXHIBIT 2.15 attached hereto, as of the date of this Agreement, neither Target nor any Target Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any Taxes. Except as set forth in EXHIBIT 2.15 attached hereto, as of the date of this Agreement, there are no outstanding requests by Target or a Target Subsidiary for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Except as set forth on EXHIBIT 2.15 attached hereto, as of the date of this Agreement, no taxing authority is conducting or has threatened or notified Target or any Target Subsidiary that it intends to conduct, an audit of any prior tax period of Target or any of its past or present subsidiaries. Except as disclosed in EXHIBIT 2.15 attached hereto, to the knowledge of Target, no Target Subsidiary has ever been an "S" corporation under the Code.

                  (b) A listing of all tax sharing agreements or similar arrangements with respect to or involving Target and the Target Subsidiaries is set forth in EXHIBIT 2.15 attached hereto.

                  (c) Except as may be incurred pursuant to the agreements listed on EXHIBITS 2.14(d) OR 2.23 attached hereto, and except as set forth in
EXHIBIT 2.15 attached hereto, neither Target nor any of the Target Subsidiaries has made or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b) (4) thereof).

                  (d) To Target's knowledge, neither Target nor any Target Subsidiary is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (e) Except as provided in EXHIBIT 2.15 attached hereto, neither Target nor any Target Subsidiary is a person other than a United States person within the meaning of the Code.

                  (f) Except as set forth on EXHIBIT 2.15 attached hereto, none of the material assets of Target or of any Target Subsidiary is property which Target or any Target Subsidiary is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code.

            2.16 LIABILITIES. From December 31, 1993 through the date of this Agreement, except as expressly disclosed in the Target Securities Filings or in EXHIBIT 2.16 attached hereto and except as do not or would not have a Target Material Adverse Effect, as of the date of this Agreement, Target and the Target Subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement other than those incurred in the ordinary course of business and in an amount not in excess of $2,000,000 individually. Except as set forth on
EXHIBIT 2.16 attached hereto or reflected in the Target Securities Filings, as of the date of this Agreement, neither Target nor the Target Subsidiaries have any material (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any obligations of any other person.

            2.17  ENVIRONMENTAL MATTERS.  As of the date of this Agreement,
(i) Target and the Target Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Target, threatened against Target, a Target Subsidiary or any of their properties pursuant to Environmental Laws, and
(iii) except as set forth on EXHIBIT 2.17 attached hereto, there are no past or present Events which, as of the date of this Agreement, are reasonably expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws, except in each case, for such as do not or would not have a Target Material Adverse Effect. As used herein the term "ENVIRONMENTAL LAWS" shall mean Laws relating to pollution, waste control, the generation, presence or disposal of asbestos, hazardous or toxic wastes or substances, the protection of the environment, environmental activity or public health and safety.

            2.18 INTELLECTUAL PROPERTY. EXHIBIT 2.18 attached hereto sets forth a list of all patents, trademarks, service marks, trade names, copyrights, franchises and similar rights ("INTELLECTUAL PROPERTY") of or used by Target and the Target Subsidiaries, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Target or any of the Target Subsidiaries relating to any of the foregoing that, with respect to each of the foregoing matters, are material to the business of Target and the Target Subsidiaries, taken as a whole. Except as set forth on EXHIBIT 2.18, (i) Target or one of the Target Subsidiaries, as indicated thereon, own, or are licensed to, or otherwise have, the right to use all Intellectual Property set forth thereon, (ii) the rights of Target and the Target Subsidiaries in the foregoing are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and Target and the Target Subsidiaries have not received, as of the date of this Agreement, notice of any adversely-held Intellectual Property of any other person, or notice of any charge or claim of any person relating to such Intellectual Property or any process or confidential information of Target and the Target Subsidiaries ("CLAIM NOTICE"), except, in each case, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect. Target shall promptly notify, and shall cause the Target Subsidiaries to promptly notify, the Company of any Claim Notice received by Target or a Target Subsidiary after the date of this Agreement.

            2.19  REAL ESTATE.

                  (a) EXHIBIT 2.19(a) attached hereto sets forth a true, correct and complete schedule as of the date of this Agreement of all real property owned by Target or any of the Target Subsidiaries. Target or one of the Target Subsidiaries, as indicated thereon, is the owner of fee title to the real property described on said EXHIBIT 2.19(a) and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on said EXHIBIT 2.19(a) and any exceptions, encumbrances, restrictions or limitations which, individually or in the aggregate, do not or would not have a Target Material Adverse Effect.

                  (b) EXHIBIT 2.19(b) attached hereto sets forth a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, licenses or other agreements under which Target or any of the Target Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "TARGET REAL PROPERTY LEASES"), which schedule sets forth the date of and parties to each Target Real Property Lease and the date of and parties to each amendment, modification and supplement thereto. Except for the matters listed on said
EXHIBIT 2.19(b) and for such as do not or would not have a Target Material Adverse Effect, Target or a Target Subsidiary, as indicated thereon, holds the leasehold estate under and interest in each Target Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy.

            2.20 CORPORATE RECORDS. The respective corporate record books of or relating to Target and each of the Target Subsidiaries made available to the Company by Target contain accurate and complete records of (i) all material corporate actions of the respective stockholders and directors (and committees thereof) of Target and the Target Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Target and the Target Subsidiaries, and (iii) the issuance and transfer of stock of Target and the Target Subsidiaries. Except as set forth on
EXHIBIT 2.20 attached hereto, neither Target nor any Target Subsidiary has any of its material records or information recorded, stored, maintained or held off the premises of Target and the Target Subsidiaries.


            2.21 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Target and each of the Target Subsidiaries have good and marketable title to, or a valid leasehold interest in, all material items of personal property reflected in the Target Financial Statements dated March 31, 1994, or currently used in the operation of their business, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for property disposed of in the ordinary course since the date thereof consistent with the provisions of SECTION 2.9, above, and such exceptions to title and liens, claims, charges, security interests, options, title defects or encumbrances which do not or would not have a Target Material Adverse Effect. As of the date of this Agreement, such personal property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the use to which the same is customarily put by Target or any Target Subsidiary, is free from defects and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Target and the Target Subsidiaries, except for instances which do not or would not have a Target Material Adverse Effect.

            2.22 NO ADVERSE ACTIONS. As of the date of this Agreement, there is no existing, pending or, to the knowledge of Target, threatened termination, cancellation, limitation, modification or change in the business relationship of Target or any of the Target Subsidiaries, with any supplier, customer or other person except those which do not or would not have a Target Material Adverse Effect. None of Target, any Target Subsidiary or, to the knowledge of Target, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

            2.23 LABOR MATTERS. Except as set forth on EXHIBIT 2.23 attached hereto, neither Target nor any of the Target Subsidiaries has any material obligations, contingent or otherwise, under any employment or consulting agreement, collective bargaining agreement or other contract with a labor union or other labor or employee group. To the knowledge of Target, as of the date of this Agreement, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the unionizing of employees of Target or any Target Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against Target or any Target Subsidiary pending or, to the knowledge of Target, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Target, threatened against or involving Target or any Target Subsidiary; no representation question exists respecting the employees of Target or any Target Subsidiary; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Target or any Target Subsidiary; and neither Target nor any Target Subsidiary is experiencing any work stoppage, strike or slowdown, except, as to each of the foregoing, for matters which do not or would not have a Target Material Adverse Effect.

            2.24  INSURANCE.  As of the date of this Agreement, neither
Target nor any of the Target Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of Target and the Target Subsidiaries, nor has Target or any Target Subsidiary been refused any insurance for material coverage by an insurance carrier to which it has applied for insurance.

            2.25 FAIRNESS OPINIONS. Target's Board of Directors has received from its financial advisors, Hambrecht & Quist Incorporated and Chemical Securities, Inc., opinions to the effect that the Merger Consideration is fair to the holders of the Target Shares from a financial point of view.

            2.26 SCI RELATIONSHIP. The only transactions between Target or any of the Target Subsidiaries and Southwest Communications, Inc., a Delaware corporation ("SCI"), are under the two agreements identified in EXHIBIT 2.26 attached hereto ("SCI AGREEMENTS"). The only services or equipment provided to SCI by Target or a Target Subsidiary or by SCI to Target or a Target Subsidiary, and the only obligations of SCI to Target or a Target Subsidiary or of Target or a Target Subsidiary to SCI, are as set forth in the SCI Agreements.

            2.27 DISCLOSURE. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided, to the Company or its representatives by or on behalf of Target are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of the Company or its representatives.


                                 ARTICLE III
                        REPRESENTATIONS, WARRANTIES AND
                       CERTAIN COVENANTS OF THE COMPANY
                          AND ACQUISITION SUBSIDIARY

            Except as expressly set forth in the Exhibits attached hereto, the Company represents, warrants and/or covenants to and with Target as follows:

            3.1 ORGANIZATION AND GOOD STANDING. The Company and each of its subsidiaries, including Acquisition Subsidiary, (the "COMPANY
SUBSIDIARIES") that is an active and operating Company Subsidiary (the "ACTIVE COMPANY SUBSIDIARIES") is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of the Active Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not or would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of the Company and the Company Subsidiaries taken as a whole ("COMPANY MATERIAL ADVERSE EFFECT;" it being understood and expressly acknowledged by the Target that, for any and all purposes of this Agreement, under no circumstances shall any action or other event or matter to the extent permitted or contemplated by the provisions of this Agreement, constitute, or be deemed to have caused, a Company Material Adverse Effect). EXHIBIT 3.1 attached hereto contains a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of the Company and the Company Subsidiaries as of the date of this Agreement. The Company has heretofore made available to Target accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of the Company and each of the Active Company Subsidiaries.

            3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of the Company Stock, and 50,000,000 shares of preferred stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of July 25, 1994, (a) 121,029,760 shares of the Company Stock were issued and outstanding, and (b) 10,896,785 shares of Series 1 and 2,000,000 shares of Series 2 Company Preferred Stock were authorized, issued and outstanding. No other capital stock of the Company is authorized or issued. All issued and outstanding shares of the Company Stock and the Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. Except as set forth in
EXHIBIT 3.2 attached hereto, as of the date of this Agreement, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security convertible into or exchangeable for any such capital stock or other security. Except for the restrictions pursuant to the Credit Agreement dated as of December 4, 1992, as amended, by and among the Company and the Lenders, Co-Agents and Administrative Agent identified therein (the "CREDIT AGREEMENT"), and the Note Agreements dated as of December 4, 1992, by and among the Company and the Purchasers identified therein (the "NOTE AGREEMENTS"), there are no restrictions upon the transfer or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of the Company and the Company Subsidiaries or the ownership thereof other than those, if any, imposed by the Securities Act, the Securities Exchange Act, applicable state securities laws or other applicable Law.

            3.3 SUBSIDIARIES. EXHIBIT 3.1 attached hereto sets forth the percentages of outstanding capital stock or other interests held, directly or indirectly, by the Company with respect to each Company Subsidiary as of the date of this Agreement. All of the capital stock and other interests of the Active Company Subsidiaries so held by the Company are owned by it or an Active Company Subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Active Company Subsidiaries and no equity securities or other interests of any of the Active Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, right to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Active Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Active Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of capital stock or securities convertible into or exchangeable for such shares. Neither the Company nor any of its subsidiaries beneficially owns, directly or indirectly, more than 30 shares of the capital stock of Target.

            3.4 AUTHORIZATION; BINDING AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the Board of Directors of the Company and Acquisition Subsidiary, and, subject to compliance with the fiduciary duties of the Company's directors under applicable Law as advised by Bryan Cave, or other reputable counsel to the Company, no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger (other than the requisite approval by the shareholders of the Company of the issuance of the Company Stock pursuant to the Merger). This Agreement has been duly and validly executed and delivered by each of the Company and Acquisition Subsidiary and constitutes the legal, valid and binding agreement of each of the Company and Acquisition Subsidiary, enforceable against each of the Company and Acquisition Subsidiary in accordance with its terms, subject to the Enforceability Exceptions.

            3.5 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators and the NASD, (ii) Consents from or with Governmental Authorities, (iii) filings under the HSR Act, and (iv) those Consents that, if they were not obtained or made, do not or would not have a Company Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

            3.6 NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of the Company or any of the Company Subsidiaries, (ii) except for Consents under the Credit Agreement and the Note Agreements, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required by the Company or any Company Subsidiary, as applicable) under any of the terms, conditions or provisions of any Company Material Contract (as hereinafter defined) or other obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION
3.5, above, contravene any Law currently in effect to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

            3.7 SECURITIES FILINGS AND LITIGATION. The Company has made available to Target true and complete copies of (i) its Annual or Transition Reports on Form 10-K, as amended, for the years ended December 31, 1991, 1992 and 1993 or periods included therein, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Company and the Company Subsidiaries since January 1, 1991, and on or before the date hereof, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since January 1, 1991, and on or before the date hereof. The reports and statements set forth in clauses (i) through (iii), above, are referred to collectively as the "COMPANY SECURITIES FILINGS"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Company Securities

Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Company Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Company Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Company Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. As of the date of this Agreement, there is no Litigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or otherwise relating to the Company, any Company Subsidiary or the securities of any of them, or any properties or rights of the Company or any of the Company Subsidiaries, which is required to be described in any Company Securities Filing that is not so described. No event has occurred as a consequence of which the Company would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC.

            3.8 COMPANY FINANCIAL STATEMENTS. The consolidated balance sheets as of December 31, 1993, 1992 and 1991, and the consolidated income statements and consolidated statements of stockholders' equity and of cash flows for the fiscal years then ended and the consolidated balance sheet, consolidated income statement and consolidated statements of shareholders' equity and of cash flows at and for the period ended March 31, 1994, of the Company and the Company Subsidiaries included, in each case, in the Company Securities Filings (the "COMPANY FINANCIAL STATEMENTS") have been provided to Target. The Company Financial Statements fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of the Company and the Company Subsidiaries on a consolidated basis) the financial condition and assets and liabilities or the results of operations of the Company and the Company Subsidiaries as of the dates and for the periods indicated on a consolidated basis. Except as noted thereon, the Company Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of the Company and the Company Subsidiaries consistently applied in accordance with past accounting practices. Except as reflected in the Company Financial Statements, as of their respective dates, neither the Company nor any Company Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Company Financial Statements. The Company shall provide to Target as promptly as practicable copies of the consolidated balance sheets, consolidated income statements and consolidated statements of shareholders' equity and of cash flows of the Company and the Company Subsidiaries (a) for any fiscal quarter or year ending after March 31, 1994, which quarterly or annual statements shall be prepared in conformity with generally accepted accounting principles applicable to the business of the Company and the Company Subsidiaries (except to the extent necessary to comply with the requirements of the SEC applicable to the financial statements to be included in the Company's Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K under the Securities Exchange Act, as applicable), and (b) as and to the extent prepared in the ordinary course for the Company's internal management purposes, for any month ending after March 31, 1994 (together with supporting consolidating financial statements), which monthly statements shall be prepared in conformity with the Company's past practices with regard thereto, and shall fairly present the financial condition and assets and liabilities or the results of operations of the Company and the Company Subsidiaries, as of the dates and for the periods indicated. Target acknowledges that the interim financial statements referred to in clause (b) above will not include any footnotes and will be subject to adjustment in the ordinary course.

            3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company Securities Filings, since December 31, 1993, through the date of this Agreement, there has not been: (i) any Event that has had or would have a Company Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company or a Company Subsidiary or required dividends on outstanding preferred stock) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of the Company or any Company Subsidiary (except to the Company or a Company Subsidiary); (iv) other than in the ordinary course or in an amount not in excess of $35,000,000 individually or $70,000,000 in the aggregate, any investment of a capital nature by the Company or any Company Subsidiary by the purchase of any property or assets; (v) any acquisition (by merger, consolidation or acquisition of stock or assets) of any person or business involving a purchase price in excess of $150,000,000; (vi) other than in the ordinary course, any sale, disposition or other transfer of assets or properties of the Company or any Company Subsidiary having a net book value in excess of $5,000,000 individually or $20,000,000 in the aggregate; (vii) any material change in accounting methods or practices or any change in depreciation or amortization policies or rates of depreciation or amortization applicable to the Company or a Company Subsidiary; (viii) any agreement by the Company or any Company Subsidiary to take any action that would require the Company or a Company Subsidiary to violate SECTION 5.1 of this Agreement; or (ix) any failure by the Company or any Company Subsidiary to conduct its business in the ordinary course consistent with past practice.

            3.10 COMPLIANCE WITH LAWS. The business of the Company and each Company Subsidiary has been operated in compliance with all Laws and all tariffs, rules and regulations of local exchange carriers and inter-exchange carriers applicable thereto, except for any instances of non-compliance which do not or would not have a Company Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary has engaged in carrying transit or indirect traffic in violation of applicable Laws which violation would have a Company Material Adverse Effect.

            3.11 PERMITS. (i) the Company and the Company Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (collectively, "COMPANY PERMITS"), (ii) neither the Company nor any Company Subsidiary is in violation of any Company Permit, and (iii) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any material Company Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not or would not have a Company Material Adverse Effect.

            3.12 FINDERS AND INVESTMENT BANKERS. Neither the Company nor any of its officers or directors has employed any broker or finder other than The Breckenridge Group, Inc. or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            3.13 CONTRACTS. Neither the Company nor any Company Subsidiary is a party to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("COMPANY MATERIAL CONTRACT") required to be described in or filed as an exhibit to any Company Securities Filing that is not described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. The Company has made available to Target true and accurate copies of the Company Material Contracts as included in the Company Securities Filings. As of the date of this Agreement, and to the Company's knowledge, all such Company Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. As of the date of this Agreement, except as referenced in this Agreement and for such as do not or would not have a Company Material Adverse Effect, (i) no Consent of any person is needed in order that such Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger, and (ii) except for such as do not or would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in violation or breach of or default under any such Company Material Contract, nor to the Company's knowledge is any other party to any such Company Material Contract in violation or breach of or default under any such Company Material Contract.

            3.14 EMPLOYEE BENEFIT PLANS. With respect to each Benefit Plan maintained or contributed to by the Company or any member of the Company's controlled group under which the Company or a Company Subsidiary could incur any material liability ("COMPANY BENEFIT PLAN") (where applicable): the Company has made available to Target complete and accurate copies of (i) all plan and trust texts and agreements, material insurance contracts and other material funding arrangements; (ii) annual reports on the Form 5500 series for the last year; (iii) financial statements and/or annual and periodic accountings of plan assets for the last year; (iv) the most recent determination letter received from the IRS; (v) actuarial valuations for the last year; and (vi) the most recent summary plan description as defined in ERISA.

            With respect to each Company Benefit Plan while maintained or contributed to by the Company or a Company Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Company Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and nothing has since occurred to cause the loss of the Company Benefit Plan's qualification;
(ii) such Company Benefit Plan has been administrated in substantial accordance with its terms and applicable Laws; (iii) to the knowledge of the Company, no event has occurred and there exist no circumstances under which the Company or a Company Subsidiary would incur liability under ERISA, the Code or otherwise in addition to the payment of nondelinquent benefits, contributions and expenses currently contemplated by such Benefit Plans; (iv) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists; (v) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (vi) no reportable event as defined in Section 4043 of ERISA has occurred (excluding events for which the 30-day notice requirement has been waived); (vii) all contributions and premiums due have fully been made and paid on a timely basis; and (viii) all contributions made or required to be made under any Company Benefit Plan intended to be deductible meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the books of the Company, except in the cases of clauses (iii) - (viii), above, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

            Neither the Company nor any Company Subsidiary has any material liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under Title IV of ERISA for a complete or partial withdrawal from any multi-employer plan by any member of a controlled group of employers (as used in ERISA) of which the Company is or was a member.

            With respect to each Company Benefit Plan which is subject to Title IV of ERISA: (i) except as disclosed in the Company Financial Statements (or footnotes thereto), as of the Effective Time, the market value of its assets (exclusive of any contribution due to such Company Benefit Plan) equals or exceeds the present value of benefit liabilities as of the latest actuarial evaluation date for such plan (but not earlier than 12 months prior to the date hereof), and since the last evaluation date, there have been no amendments to such plans that materially increase the present value of actuarial benefits nor any other material adverse changes in the funding status of such plan, and (ii) neither the Company nor any Company Subsidiary has incurred nor is expected to incur any actual or contingent liability arising from a partial or complete plan termination, except in each case, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

            With respect to each Company Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as required by applicable Law) is set forth in the Company Financial Statements (or footnotes thereto) to the extent required to be so set forth by applicable accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) the Company and the Company Subsidiaries have complied with Code Section 4980B, except in each case, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

            3.15  TAXES AND RETURNS.  (a)  Except as disclosed in EXHIBIT
3.15 attached hereto, the Company and each of the Company Subsidiaries has timely filed, or caused to be timely filed, all Tax returns or reports required to be filed by it, and has paid or withheld, or caused to be paid or withheld, all Taxes required to be paid or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established and which are being contested in good faith, except for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect. Other than matters which do not or would not have a Company Material Adverse Effect, there are no claims or assessments pending against the Company or any Company Subsidiary for any alleged deficiency in any Tax, and the Company does not know of any threatened Tax claims or assessments against the Company or any Company Subsidiary (other than those for which adequate reserves in the Company Financial Statements have been established). Except as set forth in EXHIBIT 3.15 attached hereto, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any Taxes. Except as set forth in EXHIBIT 3.15 attached hereto, as of the date of this Agreement, there are no outstanding requests by the Company or a Company Subsidiary for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Except as set forth on EXHIBIT 3.15 attached hereto, as of the date of this Agreement, no taxing authority is conducting or has threatened or notified the Company or any Company Subsidiary that it intends to conduct, an audit of any prior tax period of the Company or any of its past or present subsidiaries.

            3.16 LIABILITIES. From December 31, 1993 through the date of this Agreement, except as expressly disclosed in the Company Securities Filings and except as do not or would not have a Company Material Adverse Effect, as of the date of this Agreement, the Company and the Company Subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement other than those incurred in the ordinary course of business. Except as reflected in the Company Securities Filings, as of the date of this Agreement, neither the Company nor the Company Subsidiaries have any material (i) obligations in respect of borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) any guaranties of any obligations of any other person.

            3.17  ENVIRONMENTAL MATTERS.  As of the date of this Agreement,
(i) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company, a Company Subsidiary or any of their properties pursuant to Environmental Laws, and (iii) there are no past or present Events which, as of the date of this Agreement, are reasonably expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws, except in each case, for such as do not or would not have a Company Material Adverse Effect.

            3.18 INTELLECTUAL PROPERTY. The Company or one of the Company Subsidiaries own, or are licensed to, or otherwise have, the right to use all Intellectual Property used by the Company or a Company Subsidiary, and the rights of the Company and the Company Subsidiaries in such Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and the Company and the Company Subsidiaries have not received, as of the date of this Agreement, any Claim Notice relating to such Intellectual Property or any process or confidential information of the Company and the Company Subsidiaries, except for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect. The Company shall promptly notify, and shall cause the Company Subsidiaries to promptly notify, Target of any Claim Notice received by the Company or a Company Subsidiary after the date of this Agreement.

            3.19 CORPORATE RECORDS. The respective corporate record books of or relating to the Company and each of the Company Subsidiaries made available to Target by the Company contain accurate and complete records of (i) all material corporate actions of the respective shareholders and directors (and committees thereof) of the Company and the Company Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of the Company and the Company Subsidiaries, and (iii) the issuance and transfer of stock of the Company and the Company Subsidiaries.

            3.20 TITLE TO AND CONDITION OF PROPERTY. The Company and each of the Company Subsidiaries have good and marketable title to, or a valid leasehold interest in, any real property and all material items of personal property reflected in the Company Financial Statements dated March 31, 1994, or currently used in the operation of their business, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for property disposed of in the ordinary course since the date thereof and such exceptions to title and liens, claims, charges, security interests, options, title defects or encumbrances which do not or would not have a Company Material Adverse Effect. As of the date of this Agreement, such personal property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the use to which the same is customarily put by the Company or any Company Subsidiary, is free from defects and is of a quality and quantity presently usable in the ordinary course of the operation of the business of the Company and the Company Subsidiaries, except for instances which do not or would not have a Company Material Adverse Effect.

            3.21 NO ADVERSE ACTIONS. As of the date of this Agreement, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of the Company Subsidiaries, with any supplier, customer or other person except those which do not or would not have a Company Material Adverse Effect. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials.

            3.22 LABOR MATTERS. Neither the Company nor any of the Company Subsidiaries has any material obligations, contingent or otherwise, under any employment or consulting agreement, collective bargaining agreement or other contract with a labor union or other labor or employee group. To the knowledge of the Company, as of the date this Agreement, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the unionizing of employees of the Company or any Company Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary; no representation question exists respecting the employees of the Company or any Company Subsidiary; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by the Company or any Company Subsidiary; and neither the Company nor any Company Subsidiary is experiencing any work stoppage, strike or slowdown, except as to each of the foregoing, for matters which do not or would not have a Company Material Adverse Effect.

            3.23 INSURANCE. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any material policies of insurance which insure the properties, business or liability of the Company and the Company Subsidiaries, nor has the Company or any Company Subsidiary been refused any insurance for material coverage by an insurance carrier to which it has applied for insurance.

            3.24 FAIRNESS OPINION. The Company's Board of Directors has received from its financial advisors, The Breckenridge Group, Inc., an opinion to the effect that the Merger Consideration is fair to the Company from a financial point of view.

            3.25 DISCLOSURE. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided, to Target or its representatives by or on behalf of the Company are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Target or its representatives.


                                  ARTICLE IV
                        ADDITIONAL COVENANTS OF TARGET

            Target represents, covenants and agrees as follows:

            4.1   CONDUCT OF BUSINESS OF TARGET AND TARGET SUBSIDIARIES.
Except as expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, Target shall conduct, and it shall cause the Target Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Target shall, and it shall cause the Target Subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date hereof and prior to the Effective Time, neither Target nor any Target Subsidiary will, without the prior written consent of the Company:

                  (i) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments);

                  (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Target or any Target Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Target or any Target Subsidiary, except for the issuance of shares of Target Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date hereof or issuable pursuant to Target's 401(k) Savings and Retirement Plan in accordance with their present terms, and except that Target may, after giving prior notice to the Company, adopt and implement a stockholder rights plan pursuant to which rights to purchase shares of the capital stock or other securities of Target or any Target Subsidiary may be distributed to Target's stockholders in the event that any person shall acquire in excess of a designated number of shares of Target Common Stock (provided, however, that such plan is not inconsistent with Target's fulfillment of its obligations under this Agreement);

                  (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities, other than dividends or distributions to Target or a Target Subsidiary;

                  (iv) except, in each case (other than clause (d) and, in the case of clause (e), subject to SECTION 4.1(x) below), in the ordinary course of business consistent with past practice, (a) except for debt (including, but not limited to, obligations in respect of capital leases) not in excess of $5,000,000 in the aggregate for all entities combined, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases;
(b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person, except for obligations permitted by this Agreement of any wholly owned subsidiary of Target in the ordinary course of business consistent with past practice; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel or business advances to employees and currently committed capital expenditures not in excess of $2,000,000 individually or $20,000,000 in the aggregate, as disclosed to the Company in Target's capital budgets); (d) acquire the stock or assets of, or merge or consolidate with, any other person; or (e) enter into any material contractual liability or obligation (absolute, accrued, contingent or otherwise);

                  (v) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed;

                  (vi) increase in any manner the compensation of any of its officers or employees other than increases required pursuant to the Target Material Contracts or any contract or agreement listed on EXHIBIT 2.23 attached hereto in accordance with their terms in effect on the date hereof and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or $10,000 per annum, or enter into, establish or amend any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate, except in each case, in the ordinary course of business consistent with past practice, and except, again in each case, that (a) Target may compromise or settle its obligations under any existing employment agreements by payment of not more than $13,000,000 in the aggregate to its employees as previously disclosed to the Company, and (b) Target may pay bonuses to its key employees in the amounts listed on the letter of even date herewith delivered by Target to the Company, as Target deems necessary in order to encourage such employees to continue their employment from the date hereof until the Effective Time, payable only if such employment so continues, and the Company acknowledges and agrees that none of the foregoing shall be deemed to constitute a Target Material Adverse Effect;

                  (vii) make any elections with respect to Taxes that are inconsistent with the prior elections reflected in the Target Financial Statements as of and for the period ended December 31, 1993;

                  (viii) compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except routine Litigation in the ordinary course of business consistent with past practice, involving no payment or a payment not in excess of $100,000 individually or $500,000 when aggregated with all such payments for all entities combined;

                  (ix) enter into any lease or amend any lease of real property;

                  (x) enter into or amend any agreement or transaction (a) pursuant to which the aggregate financial obligation of Target or a Target Subsidiary or the value of the services to be provided could exceed $1,000,000,
(b) having a term of more than 12 months and pursuant to which the aggregate financial obligation of Target or a Target Subsidiary or the value of the services to be provided could exceed $50,000 per year, or (c) which is not terminable upon no more than 30 days' notice by Target or the Target Subsidiary involved without penalty in excess of $500,000 individually or $1,000,000 when aggregated with the penalties under all such agreements or transactions;

                  (xi) change any accounting practices reflected in the Target Financial Statements as of and for the period ended May 31, 1994, except as required by generally accepted accounting principles or Laws as agreed to or requested by Target's auditors after consultation with the Company's auditors;

                  (xii) prior to making any significant decision required or permitted to be made by Target under the terms of its Certificate of Incorporation, Bylaws or indemnification agreements in respect to the indemnification of any person who may become an Indemnified Party under SECTION
5.12 hereof, Target shall consult with the Company concerning such decision;
and Target shall not take any action in bad faith which materially increases the obligations of Target or the Company pursuant to said SECTION 5.12; or

                  (xiii) agree, commit or arrange to do any of the foregoing.

            Furthermore, Target covenants, represents and warrants that from and after the date hereof, unless the Company shall otherwise expressly consent in writing, and except for any deviations from the following that do not or would not have a Target Material Adverse Effect, Target shall, and Target shall cause each Target Subsidiary to, use its or their reasonable business efforts to:

                  (i) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (ii) pay all accounts payable and other obligations, when they become due and payable, in the ordinary course of business consistent with past practice and with the provisions of this Agreement, except if the same shall be contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which shall be contested in good faith, only after consultation with the Company; and

                  (iii) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Target Permits necessary for, or otherwise material to, such business.

            4.2 NOTIFICATION OF CERTAIN MATTERS. Target shall give prompt notice to the Company if any of the following occur after the date hereof but prior to the Effective Time: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Target Material Contract which could have a Target Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would have a Target Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Target or any Target Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Target or any Target Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed or required to be disclosed by Target in or pursuant to this Agreement or the Target Securities Filings; and (vi) the occurrence of any Event that would cause a breach by Target of any provision of this Agreement or a Target Ancillary Agreement or that, if such Event had occurred on the date hereof, would have been required to have been disclosed in this Agreement.

            4.3   ACCESS AND INFORMATION.  Between the date of this
Agreement and the Effective Time, Target and the Target Subsidiaries will give the Company and its authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times reasonable access to all plants, offices, warehouses and other facilities and, subject to applicable Law and compliance with contractual obligations, as to which the Company has been advised by Target, to all contracts, agreements, commitments, books and records (including, but not limited to, tax returns) of Target and the Target

Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Target and the Target Subsidiaries as the Company may from time to time reasonably request, and (b) a copy of each report, schedule and other document filed or received by Target or any Target Subsidiary pursuant to the requirements of applicable securities laws or the NASD or applicable securities exchange.

            4.4 STOCKHOLDER APPROVAL. As soon as practicable, Target will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Subject to directors' fiduciary obligations under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, the Board of Directors of Target (i) will recommend to the stockholders of Target that they adopt this Agreement and approve the transactions contemplated hereby, and (ii) will use reasonable business efforts to obtain any necessary adoption and approval by Target's stockholders of this Agreement and the transactions contemplated hereby.

            4.5 REASONABLE BUSINESS EFFORTS. Subject to directors' fiduciary obligations under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, and the terms and conditions herein provided, Target agrees to use reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of Target's lenders and others to this Agreement and the transactions contemplated hereby,
(ii) the defending of any Litigation against Target or any Target Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and
(iv) timely making all necessary filings under the HSR Act. Subject to directors' fiduciary obligations under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, and upon the terms and subject to the conditions hereof, Target agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions of the closing set forth herein. Target will consult with counsel for the Company as to, and will permit such counsel to participate in, at the Company's expense, any Litigation referred to in clause (ii) above brought against or involving Target or any Target Subsidiary.

            4.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Target shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of the Company, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case Target, prior to making such announcement, shall consult with the Company regarding the same.

            4.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Target shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and the rules and regulations thereunder and all other applicable Laws and shall otherwise file when required all material documents ("SUBSEQUENT PERIODIC FILINGS") required by the Securities Exchange Act to be filed by Target with the SEC after the date hereof. All Subsequent Periodic Filings shall comply in all material respects with the Securities Exchange Act and shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.8 BENEFIT PLANS. Between the date of this Agreement and through the Effective Time, except as disclosed on EXHIBIT 4.8 attached hereto, or as contemplated or permitted by the provisions of SECTION 4.1 hereof, no discretionary award or grant under any Benefit Plan or program of Target or a Target Subsidiary shall be made without the consent of the Company; nor shall Target or a Target Subsidiary take any action or permit any action to be taken to accelerate the vesting of any options previously granted pursuant to any such benefit plan or program. The Company acknowledges, however, that certain outstanding options of Target vest and become exercisable at the Effective Time pursuant to terms applicable thereto. Except as to such vesting and acceleration, neither Target nor any Target Subsidiary shall make any amendment to any benefit plan or program, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of the Company.

            4.9 NO INCONSISTENT ACTIVITIES. Subject to continued compliance with the fiduciary duties of Target's directors under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target, Target will not, and will direct its officers, directors and other representatives not to, directly or indirectly, initiate, solicit or encourage discussions or negotiations with, or provide any information or assistance to, any third party concerning any acquisition of shares of capital stock of Target or a Target Subsidiary or any of the assets of Target or a Target Subsidiary (whether by merger, consolidation, purchase of assets, tender offer or otherwise). Target will promptly notify the Company of Target's receipt of any proposal in respect of any such transaction. Neither Target nor any Target Subsidiary will release any third party from any material confidentiality agreement.

            4.10 SECURITIES AND STOCKHOLDER MATERIALS. Target shall send to the Company a copy of all public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign securities commission. Target shall notify the Company promptly in the event of any material developments concerning the Accounting Contingency.

            4.11 TAX OPINION CERTIFICATION. Target shall use reasonable business efforts to cause Mr. Jeffrey P. Sudikoff to timely execute and deliver a certificate to the effect that he has no plan or intention to sell, exchange or otherwise dispose of the Company Stock received in the Merger. If this continues to be true, Target shall execute and deliver a certificate that it is not aware of any such plan or intention on the part of Mr. Sudikoff or others to dispose of the Company Stock received by them in the Merger ("TARGET TAX
OPINION CERTIFICATE").

            4.12 POOLING OF INTERESTS. Target shall not take, and shall use reasonable business efforts to ensure that none of the Target Subsidiaries and its and their respective stockholders, directors, officers or employees takes, any action that would result in the Merger not qualifying for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16.

            4.13 RESIGNATION OF DIRECTORS AND OFFICERS. Target shall use reasonable business efforts to cause the officers and directors of Target and the Target Subsidiaries as the Company may request to resign their positions as such as of the Effective Time.

            4.14 NONCOMPETE AND CONFIDENTIALITY AGREEMENTS. Target and the Company shall cooperate to seek to obtain noncompete and confidentiality agreements on reasonable terms from key employees (other than those who have entered into employment or similar agreements with the Company which include noncompete and confidentiality provisions) of Target or a Target Subsidiary as may be reasonably requested by the Company.

            4.15 AFFILIATE AGREEMENTS. Target shall use reasonable business efforts to cause each person who is an "affiliate" of Target within the meaning of Rule 145 promulgated under the Securities Act to enter into an agreement with the Company at or prior to the Effective Time in the form attached hereto as EXHIBIT 4.15.

            4.16 OPTIONS. Target's Board of Directors shall resolve to rescind the previous actions regarding options or warrants exercisable for shares of Target Common Stock granted to Messrs. Sudikoff, Edward R. Cheramy and Rudy Wann subject to approval by the stockholders of Target, such rescission to be effective at the Effective Time.


                                  ARTICLE V
                     ADDITIONAL COVENANTS OF THE COMPANY

            The Company covenants and agrees as follows:

            5.1   CONDUCT OF BUSINESS OF THE COMPANY AND THE COMPANY
SUBSIDIARIES.

            (a) CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and the Company shall, and it shall cause the Company Subsidiaries to, use its or their reasonable business efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date hereof and prior to the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of Target:

                  (i) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments);

                  (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any Company Subsidiary, except for the issuance of shares of Company Common Stock pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date hereof in accordance with their present terms and those stock options or warrants or convertible securities granted, issued or otherwise outstanding after the date hereof as contemplated by SECTION 5.1(c), below;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend (other than required dividends on outstanding preferred stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                  (iv) (a) except for debt (including, but not limited to, obligations in respect of capital leases) not in excess of $175,000,000 in the aggregate for all entities combined, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person, except for obligations permitted by this Agreement of any wholly owned subsidiary of the Company in the ordinary course of business consistent with past practice; or
(c) as to the Company, merge or consolidate with any other person, unless the Company is the surviving entity; except, in the case of clauses (a) and (b), in the ordinary course of business consistent with past practice or incident to a Significant Acquisition (as hereinafter defined) or an action referenced in
SECTION 5.1(c), below;

                  (v) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, other than in the ordinary course of business consistent with past practice; or

                  (vi)   agree, commit or arrange to do any of the foregoing.

            Furthermore, the Company covenants, represents and warrants that from and after the date hereof, unless Target shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each Company Subsidiary to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

            (b) CONSULTATION WITH TARGET RE: SIGNIFICANT ACQUISITIONS. The Company shall notify Target of its intention to make any Significant Acquisition (as hereinafter defined) promptly after the execution of any agreement providing therefor. The Company shall promptly thereafter provide Target (and Target's financial and accounting advisors and legal counsel) with such information and documentation relating to the terms of such Significant Acquisition and the participants therein as they may reasonably request, subject to the proposed recipient executing and delivering such confidentiality undertaking as the participants therein may reasonably require. Within 10 days after the date that the Company is notified by Target that no further information is required pursuant to the foregoing with respect to any such Significant Acquisition, and in any event within 30 days after the notice required by this SECTION 5.1(b) is given by the Company to Target of the intention to make the Significant Acquisition, Target shall, by written notice to the Company, either grant its consent thereto or inform the Company (if such is the case) that Target's Board of Directors, in the exercise of its fiduciary duties under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger or other reputable counsel to Target, has determined that the Merger is no longer in the best interests of the stockholders of Target and that Target is terminating this Agreement pursuant to the provisions of
SECTION 7.1(iii)(c) hereof. The failure of Target to so notify the Company shall constitute a consent to such Significant Acquisition. In the event Target consents to any such Significant Acquisition, the consummation thereof shall be deemed contemplated by this Agreement and shall not constitute a breach of any covenant, representation, warranty or condition herein or a Company Material Adverse Effect, except that any Events discovered or occurring after such consent which would materially adversely affect the business, assets (including but not limited to intangible assets) condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities, or the results of operations of the Company and the Company Subsidiaries after giving affect to such Significant Acquisition and the Merger, shall (without limiting other matters which may also constitute a Company Material Adverse Effect) be deemed to constitute a Company Material Adverse Effect. The Company shall not make a Significant Acquisition except in compliance with this SECTION 5.1(b).

                  For purposes hereof, "SIGNIFICANT ACQUISITION" shall mean any acquisition transaction, whether structured as a merger or an acquisition of equity securities or assets or otherwise, proposed to be made by the Company or any Company Subsidiary with or involving Williams Telecommunications Group, Inc. or any of its affiliates.

            (c) EXCEPTIONS. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Company or any Company Subsidiary from taking any or all of the following actions and actions incident thereto or require the consent of Target with respect thereto:

                  (i) subject to the provisions of SECTIONS 5.1(b) AND 5.1(a)(iv) hereof, if applicable, one or more acquisitions, directly or indirectly, of any securities or assets of third parties;

                  (ii) grants of options having an exercise price at least equal to the market price of the underlying Company Stock on the grant date to employees of the Company or its subsidiaries and the issuance of Company Stock upon the exercise of such options;

                  (iii) declaration and payment of dividends and other distributions to the Company by its subsidiaries; and

                  (iv)   draws under and pursuant to the Credit Agreement.

            5.2 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Target of: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Company Material Contract which could have a Company Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;
(iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to the NASD) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would have a Company Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting the Company or any Company Subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any Company Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed or required to be disclosed by the Company in or pursuant to this Agreement or the Company Securities Filings; and
(vi) the occurrence of any Event that would cause a breach by the Company of any provision of this Agreement or that, if such Event had occurred on the date hereof, would have been required to have been disclosed in this Agreement.

            5.3   ACCESS AND INFORMATION.  Between the date of this
Agreement and the Effective Time, the Company will give Target and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times reasonable access to all plants, offices, warehouses and other facilities and, subject to applicable Law and compliance with contractual obligations, as to which Target has been advised by the Company, to all material contracts, agreements, commitments, books and records (including, but not limited to, tax returns) of the Company and the Company Subsidiaries, will permit Target to make such reasonable inspections as it may require and will cause its officers promptly to furnish Target with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Target may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any Company Subsidiary pursuant to the requirements of federal or state securities laws or the NASD.

            5.4 SHAREHOLDER APPROVAL. As soon as practicable, the Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the issuance of the Company Stock pursuant to the Merger. Subject to directors' fiduciary obligations under applicable Law as advised by Bryan Cave, or other reputable counsel to the Company, the Board of Directors of the Company (i) will recommend to the shareholders of the Company that they approve the issuance of the Company Stock pursuant to the Merger, and (ii) will use reasonable business efforts to obtain any necessary approval by the Company's shareholders of the issuance of the Company Stock pursuant to the Merger.

            5.5 REASONABLE BUSINESS EFFORTS. Subject to directors' fiduciary obligations under applicable Law as advised by Bryan Cave, or other reputable counsel to the Company, and the terms and conditions herein provided, the Company agrees to use reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the Consent of the Company's lenders to this Agreement and the transactions contemplated hereby, (ii) the defending of any Litigation against the Company or a Company Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated thereby, and (iv) timely making all necessary filings under the HSR Act. Subject to such duties, and upon the terms and subject to the conditions hereof, the Company agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein. The Company will consult with counsel for Target as to, and will permit such counsel to participate in, at Target's expense, any Litigation referred to in clause (ii) above brought against or involving the Company or a Company Subsidiary.

            5.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of Target, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case the Company, prior to making such announcement, will consult with Target regarding the same.

            5.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and the rules and regulations thereunder and all other applicable Laws and shall otherwise file when required all Subsequent Periodic Filings to be filed by the Company with the SEC after the date hereof. All of the Company's Subsequent Periodic Filings shall comply in all material respects with the Securities Exchange Act and shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.8 SEC AND SHAREHOLDER FILINGS. The Company shall send to Target a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

            5.9 BOARD REPRESENTATION. Promptly after the Effective Time, the Company shall cause Mr. Sudikoff or, if Mr. Sudikoff is unable or declines to serve, such other person as may be designated prior to the Effective Time by the Board of Directors of Target to be elected or appointed to the Board of Directors of the Company, provided Mr. Sudikoff or such other person, as the case may be, consents thereto and, in the reasonable judgment of the Company's Board of Directors, is qualified to serve.

            5.10 BENEFIT PLANS. After the Effective Time, the Company shall arrange for each employee or participant in any of the Benefit Plans of Target or a Target Subsidiary as are in effect on the date hereof to participate in any counterpart Benefit Plans of the Company in accordance with the eligibility criteria thereof, provided that (a) such participants shall receive full credit for years of service with Target or any affiliate of Target prior to the Merger for all purposes for which such service was recognized under the Benefit Plan of Target, including, but not limited to, recognition of service for eligibility, vesting, eligibility to participate and eligibility for disability and early retirement benefits (including subsidies relating to such benefits) and the amount of benefits, (b) such participants shall participate in the Company Benefit Plans on terms no less favorable than those offered by the Company or any of its subsidiaries to similarly situated employees, (c) any provisions in the Benefit Plans of the Company which restrict benefits by reason of pre-existing conditions shall be waived to the extent the insurer thereunder will permit such waiver without an increase in premiums or other cost to the Company, and (d) each employee of Target shall receive credit under the Benefit Plans of the Company for co-payments and payments under a deductible limit made by them during the current plan year in accordance with the corresponding Target Benefit Plan to the extent the insurer thereunder will permit such credit without an increase in premiums or other cost to the Company.

            5.11 POOLING OF INTERESTS. The Company shall not take, and shall use reasonable business efforts to ensure that none of the Company Subsidiaries and its and their respective shareholders, directors, officers or employees takes, any action that would result in the Merger not qualifying for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16.

            5.12  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND DEFENSE.

            (a) From and after the Effective Time, the Company and the Surviving Corporation, jointly and severally, shall, to the full extent provided in Target's Certificate of Incorporation, Bylaws and applicable indemnification agreements as in effect on the date hereof, as the case may be, indemnify, defend, advance the costs of defense and hold harmless each present and former director, officer, employee and agent of Target (each, together with such person's heirs, executors and administrators, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring at or prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons' serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of Target) including, without limitation, those arising out of or pertaining to the transactions contemplated by this Agreement and those arising out of or pertaining to the Accounting Contingency, and otherwise observe all of Target's or any Target Subsidiary's obligations under such Certificate of Incorporation, Bylaws or agreements. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), to the full extent contemplated by Target's Certificate of Incorporation, Bylaws and applicable indemnification agreements, the Company, the Surviving Corporation, their respective affiliates and the Indemnified Parties will cooperate in the defense of any such matter.
To the extent, if any, that any determination is required to be made with respect to whether an Indemnified Party's conduct complies with applicable standards, such determination shall be made by independent counsel acceptable to the Company and the Indemnified Party.

            (b) In the event the Surviving Corporation or the Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or the Company, as applicable, shall also agree to assume the obligations set forth in this SECTION 5.12.


                                  ARTICLE VI
                                  CONDITIONS

            6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  6.1.1 STOCKHOLDER APPROVAL. This Agreement shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of Target in accordance with the Delaware Code and the issuance of the Company Stock pursuant to the Merger shall have been approved by the requisite vote of the shareholders of the Company pursuant to the rules and regulations of the NASD.

                  6.1.2 NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Target and the Company shall use their reasonable business efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

                  6.1.3 GOVERNMENTAL APPROVALS. All material Consents of any domestic or foreign Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained and, in the case of Consents of the Federal Communications Commission and state public utility or service commissions (or analogous bodies), shall have been obtained by Final Order (as hereafter defined), except for those the failure of which to obtain would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the result of operations of the Surviving Corporation and its subsidiaries taken as a whole immediately after the Effective Time ("SURVIVING CORPORATION MATERIAL ADVERSE EFFECT"). The term "FINAL ORDER" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which:
            (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  6.1.4 HSR ACT. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner (including, without limitation, any actions requiring any material divestiture of assets of the Target or any Target Subsidiary having a Surviving Corporation Material Adverse Effect) or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

                  6.1.5 REQUIRED CONSENTS. Any required Consents of any person to the Merger or the transactions contemplated hereby, including, without limitation, the Consents of the respective lenders of the Company (subject to the limitation set forth in SECTION 6.1.10, below) and Target, shall have been obtained and be in full force and effect, except for those the failure of which to obtain would not have a Surviving Corporation Material Adverse Effect.

                  6.1.6 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

                  6.1.7 BLUE SKY. The Company shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

                  6.1.8 POOLING TREATMENT. The Company and Target shall have received the written opinion of their respective independent certified public accountants that the Merger qualifies for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16 and the accounting staff of the SEC shall not have asserted or threatened in writing to assert a determination to the contrary which has not been rescinded.

                  6.1.9 TAX OPINION. Target shall have received an opinion of Target's tax counsel to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, the stockholders of Target will not recognize gain or loss for federal income tax purposes in connection with their receipt of the Merger Consideration, except to the extent that they receive cash in lieu of fractional shares.

                  6.1.10 LENDERS' CONSENT.  The Company's lenders under the
            Credit Agreement, and its prospective lenders under the new credit arrangement incident to the Significant Acquisition, if any, shall have consented to the transactions contemplated by this Agreement on terms and conditions reasonably satisfactory to the Company; provided, however, that this condition shall be deemed waived unless the Company gives notice to Target either within forty-five (45) days after the date of this Agreement as to consent under the Credit Agreement, or on or before October 15, 1994, as to consent with respect to the new credit arrangement, that such condition has not been satisfied and that Target or the Company elects to terminate this Agreement as a result thereof.

            6.2 CONDITIONS TO OBLIGATIONS OF TARGET. The obligation of Target to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Target:

                  6.2.1 COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are modified by materiality or Company Material Adverse Effect ("COMPANY MODIFIED REPRESENTATION") shall be true and correct in all respects, and those that are not so modified ("COMPANY NONMODIFIED REPRESENTATION") shall be true and correct in all material respects, on the date hereof and, except in each case for changes contemplated by this Agreement, as of the Effective Time as if made at and as of the Effective Time.

                  6.2.2 PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the Effective Time.

                  6.2.3 NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or would have a Company Material Adverse Effect.

                  6.2.4 CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered to Target (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in SUBSECTIONS 6.2.1, 6.2.2 AND
            6.2.3, above, have been satisfied; (ii) a certificate of existence from the Secretary of State of the State of Georgia stating that the Company is a validly existing corporation together with a certificate of good standing from the Secretary of State of Delaware stating that Acquisition Subsidiary is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of each of the Company and Acquisition Subsidiary approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the shareholders of the Company approving the issuance of the Company Stock pursuant to the Merger, each certified by the Secretary or the Assistant Secretary of the Company; and (iv) a true and complete copy of the Certificate or Articles of Incorporation, as amended, of the Company and Acquisition Subsidiary certified by the Secretary of State of the state of incorporation, and a true and complete copy of the Bylaws, as amended, of the Company and Acquisition Subsidiary certified by the Secretary or Assistant Secretary of the Company or Acquisition Subsidiary, as applicable.

                  6.2.5 OPINION OF COMPANY COUNSEL. Target shall have received an opinion of counsel to the Company, in form and substance reasonably satisfactory to Target, covering the matters set forth in
            EXHIBIT 6.2.5 attached hereto.

                  6.2.6 FAIRNESS OPINIONS. Neither of the written opinions of Target's financial advisors referenced in SECTION 2.25, above, shall have been withdrawn at or prior to the meeting of the stockholders of Target referenced in SECTION 4.4, above.

                  6.2.7 QUOTATION OF COMPANY STOCK. The shares of Company Stock comprising the Merger Consideration shall have been admitted for quotation on the Nasdaq Stock Market.

                  6.2.8  COMFORT LETTERS.  Target shall have received
            "comfort letters" from the independent certified public accountants for the Company, dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of Target and the Company, covering such matters as Target shall reasonably request with respect to facts concerning the financial condition of the Company and the Company Subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

            6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by the Company:

                  6.3.1 TARGET REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target contained in this Agreement that are modified by materiality or Target Material Adverse Effect ("TARGET MODIFIED REPRESENTATION") shall be true and correct in all respects, and those that are not so modified ("TARGET NONMODIFIED REPRESENTATION") shall be true and correct in all material respects, on the date hereof and, in each case except for changes contemplated by this Agreement, as of the Effective Time as if made at and as of the Effective Time.

                  6.3.2 PERFORMANCE BY TARGET. Target shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Target at or prior to the Effective Time.

                  6.3.3 NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or would have a Target Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

                  6.3.4 CERTIFICATES AND OTHER DELIVERIES. Target shall have delivered, or caused to be delivered, to the Company (i) a certificate executed on its behalf by its Chairman or another duly authorized officer to the effect that the conditions set forth in SUBSECTIONS 6.3.1, 6.3.2 AND 6.3.3, above, have been satisfied;
            (ii) a certificate of good standing from the Secretary of State of Delaware and of comparable authority in other jurisdictions in which Target and the Target Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors and stockholders of Target approving the execution, delivery and performance of this Agreement, the Target Ancillary Agreements and the instruments contemplated hereby and thereby, certified by the Secretary of Target; and (iv) a true and complete copy of the Certificate and Articles of Incorporation or comparable governing instruments, as amended, of Target and each of the Target Subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of Target and each of the Target Subsidiaries certified by the Secretary of Target or the Target Subsidiaries, as applicable.

                  6.3.5 OPINION OF TARGET COUNSEL. The Company shall have received the opinion of counsel to Target, in form and substance reasonably satisfactory to Target, covering the matters set forth in
            EXHIBIT 6.3.5 attached hereto.

                  6.3.6 FAIRNESS OPINION. The written opinion of the Company's financial advisors referenced in SECTION 3.24, above, shall not have been withdrawn at or prior to the meeting of the shareholders of the Company referenced in SECTION 5.4, above.

                  6.3.7 COMFORT LETTERS. The Company shall have received "comfort letters" from the independent certified public accountants for Target dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of

            Directors of each of Target and the Company, covering such matters relating to periods for which Target's recently retained independent certified public accountants have been retained and any periods ending after the date of this Agreement as the Company shall reasonably request with respect to facts concerning the financial condition of Target and the Target Subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

                  6.3.8 SCI ACQUISITION. An agreement for the acquisition of SCI or its assets by Target or the Surviving Corporation for consideration not in excess of $1,000 in form and substance reasonably acceptable to the Company, which agreement, by its terms, shall not expose any director, officer, employee or shareholder of SCI to liability after the Effective Time (the "SCI ACQUISITION AGREEMENT") shall have been duly executed and delivered by SCI and the stockholders of SCI on or before August 31, 1994, and such acquisition shall have been consummated in accordance with the SCI Acquisition Agreement, as the same may have been amended with the consent of the Company, prior to or at the Effective Time.

                  6.3.9 TERMINATION AND SEVERANCE. Target shall have terminated or arranged for the termination of employment agreements with Messrs. Sudikoff, Cheramy and Hartz as permitted by SECTION 4.1(a)(vi), above.


            6.4 ACCOUNTING CONTINGENCY. Notwithstanding any other provision of this Agreement, the Company acknowledges that it has reviewed all statements (the "RELEVANT STATEMENTS") made by Target concerning the Accounting Contingency (as hereinafter defined) in the Target Securities Filings and related correspondence with the SEC, accurate and complete reproductions of the originals of which have been provided to the Company prior to the date hereof, including, without limitation, the Current Report on Form 8-K filed with the SEC on May 31, 1994, and on Form 8-K/A filed with the SEC on June 14, 1994, and further acknowledges that, except as to the Relevant Statements, it is not relying upon any statement, representation, warranty or other disclosure made by Target or any of Target's directors, officers, employees, accountants, agents, or advisers respecting the Accounting Contingency, or any facts or circumstances relating to the Accounting Contingency, for any purpose. Notwithstanding any representation, warranty or covenant of Target contained in this Agreement, or any condition to the obligations of the Company provided for in this Agreement, the Company acknowledges (a) the existence of the Accounting Contingency, (b) that, but for the exclusion thereof from the definition of "TARGET MATERIAL ADVERSE EFFECT," the Accounting Contingency might otherwise constitute or give rise to a Target Material Adverse Effect, and (c) that no representation or warranty of Target set forth in this Agreement shall be deemed to have been inaccurate, breached or violated, no covenant of Target contained in this Agreement shall be deemed to have been breached and no condition to the obligations of the Company set forth in this Agreement shall be deemed to be unsatisfied as a result of the Accounting Contingency or the claims of any persons (or the costs, expenses, liabilities or damages relating to such claims) arising out of or in connection with the Accounting Contingency, except and only to the extent that such inaccuracy, breach, violation or unsatisfied condition is attributable to a false or misleading statement with respect to any material fact or the omission to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in the Relevant Statements the reliability of which is not otherwise questioned by other disclosures in the Relevant Statements filed with the SEC since December 31, 1993.

            For purposes of this Agreement, "ACCOUNTING CONTINGENCY" shall mean any of the following: any matters disclosed, discussed, identified or described in the Target Securities Filings on Form 8-K filed with the SEC on May 31, 1994, or on Form 8-K/A filed with the SEC on June 14, 1994, or in the SEC's comments thereon and Target's responses to the same (accurate and complete reproductions of the originals of such comments and responses have been provided to the Company prior to the date hereof), relating to accounting disagreements between Target and Deloitte & Touche, or the resignation on May 23, 1994 of Deloitte & Touche as Target's auditors, or accounting adjustments or restatements relating to the financial statements of Target for Target's fiscal quarter ended March 31, 1994 contained in the Quarterly Report on Form 10-Q filed by Target with the SEC on May 23, 1994, and all Litigation ongoing, pending, threatened or subsequently commenced to the extent arising or resulting from, or otherwise relating to, in any manner to any of such matters or the consequences and results of any such matters.


                                 ARTICLE VII
                         TERMINATION AND ABANDONMENT

            7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Target or the Company and Acquisition Subsidiary:

                  (i) by action of the Board of Directors of each of Target and the Company;

                  (ii) by Target or the Company if the Merger shall not have been consummated on or before March 31, 1995 (or such later date as may be agreed to by Target and the Company), or if the requisite approvals of the respective stockholders of either Target or the Company are not obtained at meetings convened therefor;

                  (iii) by Target if (a) there are any breaches of any Company Modified Representation or any material breaches of any Company Nonmodified Representation, (b) the Company has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such misrepresentation, breach or failure has been given to the Company promptly after the discovery thereof and the Company has failed to cure or otherwise resolve the same to the reasonable satisfaction of Target within 30 days after receipt of such notice, (c) Target so elects pursuant to SECTION 5.1(b) hereof; or (d) Target so elects pursuant to SECTION 6.1.10 hereof;

                  (iv) by the Company if (a) there are any breaches of any Target Modified Representation or any material breaches of any Target Nonmodified Representation, (b) Target has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such misrepresentation, breach or failure has been given to Target promptly after the discovery thereof and Target has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Company within 30 days after receipt of such notice, or (c) the Company so elects pursuant to SECTION 6.1.10 hereof;

                  (v) by Target or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (vi) by the Company or Target if, in seeking to fulfill directors' fiduciary obligations under applicable Law as advised by O'Melveny & Myers or Richards, Layton & Finger, or other reputable counsel to Target: (a) Target enters into an agreement in principle, letter of intent or definitive agreement with respect to any (1) acquisition or purchase by any person of all or a significant portion of the assets of, or any significant equity interest in, Target or a Target Subsidiary (other than acquisitions of Target Subsidiaries or their assets by other Target Subsidiaries approved by the Company), or (2) merger, consolidation or other business combination with any person (each of the foregoing being an "ALTERNATIVE TRANSACTION"); or (b) the Board of Directors of Target has withdrawn or modified adversely its recommendation of the Merger by reason of an Alternative Transaction

            7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the Merger by Target or the Company pursuant to SECTION 7.1, above, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the Merger shall be abandoned without further action by either of the parties hereto. If this Agreement is terminated as provided herein, neither party hereto shall have any liability or further obligation to the other party under the terms of this Agreement except for breach by such party or with respect to the provisions of SECTIONS 7.2, 8.1 AND 8.7 hereof. In the event of termination of this Agreement (i) by the Company as provided in SECTION 7.1(iv)(a) hereof by reason of a breach that was neither willful nor undertaken in bad faith, (ii) by the Company as provided in SECTION 7.1(iv)(b) hereof by reason of a breach or failure by Target that was neither willful nor undertaken in bad faith, or (iii) by Target as provided in SUBSECTION 7.1(vi), above, Target promptly after such termination shall pay the Company in cash the sum of $8,000,000; provided, however, that no such payment shall be required in the event of termination pursuant to SUBSECTION 7.1(vi)(b), above, unless and until Target, within a period of six months after said termination, enters into an agreement in principle, letter of intent or definitive agreement respecting an Alternative Transaction. The amount of such payment represents a reasonable, good faith estimate of the damages in such event and does not constitute a penalty. Such payment shall be the only right or remedy of the Company for the circumstances described and such payment shall constitute liquidated damages in the event of such termination with no other liability or obligation on the part of Target. In the event of termination of this Agreement (i) by Target as provided in SUBSECTION 7.1(iii)(a) hereof by reason of a breach that was neither willful nor undertaken in bad faith, or (ii) by Target as provided in SUBSECTION 7.1(iii)(b) hereof by reason of a breach or failure by the Company that was neither willful nor undertaken in bad faith, the Company promptly after such termination shall pay Target in cash the sum of $8,000,000. The amount of such payment represents a reasonable, good faith estimate of the out-of-pocket costs of Target in such event and does not constitute a penalty. Such payment shall be the only right or remedy of Target for the circumstances described and such payment shall constitute liquidated damages in the event of such termination with no other liability or obligation on the part of the Company.


                                 ARTICLE VIII
                                MISCELLANEOUS

            8.1 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by the Company and Target, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by Target, the Company and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by law. To the extent required by such disclosure obligations, the Company or Target, after consultation with the other party, may file with the SEC a Current Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Target or the Company, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. The Company and Target shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent
(i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

            8.2 AMENDMENT AND MODIFICATION. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Target, Acquisition Subsidiary and the Company, whether before or after approval of this Agreement by the stockholders of Target and Acquisition Subsidiary or approval of the issuance of the Company Stock pursuant to the Merger by the shareholders of the Company.

            8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Target on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company on the one hand, or Target on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 8.3.

            8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Target and the Company contained herein or in any certificates or other documents delivered at the Closing shall survive the execution and delivery of this Agreement but shall terminate at the Effective Time.

            8.5 SURVIVAL OF COVENANTS. The respective covenants of Target and the Company contained herein or in any certificates or other documents delivered at the Closing shall survive the execution and delivery of this Agreement but shall terminate at the Effective Time, except for those contained in SECTIONS 5.9, 5.10 and 5.12.

            8.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to Target, to:

                        IDB Communications Group, Inc.
                        10525 West Washington Boulevard
                        Culver City, California  90232-1922
                        Attention:  Jeffrey P. Sudikoff
                        Telecopy:   (213) 870-3400

                        with a copy to:

                        O'Melveny & Myers
                        400 South Hope Street, 15th Floor
                        Los Angeles, California  90071-2899
                        Attention:  C. James Levin, Esq.
                        Telecopy:   (213) 669-6407

                              and

                  (ii)  if to the Company, to:

                        LDDS Communications, Inc.
                        515 East Amite Street

                        Jackson, Mississippi  39201-2702
                        Attention:  Bernard J. Ebbers
                        Telecopy:   (601) 360-8616

                        with a copy to:

                        LDDS Communications, Inc.
                        10777 Sunset Office Drive
                        Suite 330
                        St. Louis, Missouri  63127
                        Attention:  P. Bruce Borghardt, Esq.
                        Telecopy:   (314) 984-0734

            8.7 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except for those in favor of the Indemnified Parties under SECTION 5.12, above.

            8.8 EXPENSES; TIME OF PAYMENT. All fees, costs and expenses required or contemplated by, or incurred in connection with, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under
SECTION 7.2, above.

            8.9 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware.

            8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.11 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and
(iii) the term "SUBSIDIARY" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

            8.12 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits attached hereto, which Exhibits are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

            8.13 MATERIALITY. Each of Target, the Company and Acquisition Subsidiary acknowledges that the listing or description, or failure to list or describe, any item on or in any of the Exhibits to this Agreement shall not constitute a standard of materiality, and that no implication shall be drawn that information provided therein is necessarily material or otherwise required to be disclosed or that the inclusion or exclusion of such information establishes or implies a standard of materiality, a standard for what is or is not in the ordinary course of business or any other standard for disclosure set forth in this Agreement.

            8.14 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the Company, Acquisition Subsidiary and Target have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                    LDDS COMMUNICATIONS, INC.



                                    By      /S/ Bernard J. Ebbers
                                      ------------------------------------------
                                      Name:    Bernard J. Ebbers
                                           -------------------------------------
                                      Title:   President
                                            ------------------------------------


                                    123 CORP.



                                    By  /S/ Bernard J. Ebbers
                                      ------------------------------------------
                                      Name:   Bernard J. Ebbers
                                           -------------------------------------
                                      Title:    President
                                            ------------------------------------


                                    IDB COMMUNICATIONS GROUP, INC.






                                    By:  /S/ Jeffrey P. Sudikoff
                                       -----------------------------------------
                                      Name:  Jeffrey P. Sudikoff
                                            ------------------------------------
                                      Title:Chairman and Chief Executive Officer
                                            ------------------------------------
(061194.1J)